Exhibit 10.1

MASTER SETTLEMENT AGREEMENT

This MASTER SETTLEMENT AGREEMENT (the “Master Settlement Agreement”) is effective as of October 21, 2004 (the “Effective Date”), by and among MCC Holdings, Inc. (f/k/a Mark Controls Corporation), a Delaware corporation (“MCC”), each of the subsidiaries of MCC listed on Exhibit H attached hereto, Connecticut Valley Claims Services Company, Inc., a Delaware corporation, solely in its capacity as the claims reviewer hereunder (the “Claims Reviewer”), Worldwide Integrated Services Company, Inc., a Delaware corporation, solely in its capacity as the secondary claims reviewer hereunder (the “Secondary Claims Reviewer”), the MCC Settlement Trust, a Delaware statutory trust, the Claimants Representative Committee (as defined herein) and each Asbestos Claimant listed on Schedule 1 attached hereto by such Asbestos Claimants’ respective Law Firm Representative identified on the signature page hereto. Any capitalized but undefined term used herein shall have the meaning ascribed to such term in Article I herein.

RECITALS

WHEREAS, each Asbestos Claimant has filed or may file one or more Asbestos Claim(s) against one or more MCC Entities;

WHEREAS, each MCC Entity expressly denies any liability or responsibility in connection with the matters alleged in each and every Asbestos Claim;

WHEREAS, the MCC Entities desire to settle all of the known and unknown Asbestos Claims against them, respectively, and each Asbestos Claimant who becomes a Participating Claimant hereunder desires to settle all of his or her Asbestos Claims against the MCC Entities;

WHEREAS, this Master Settlement Agreement provides for the settlement of each and every Asbestos Claim, whether presently known or arising in the future, of each Qualified Claimant and payment of such settlements by the MCC Settlement Trust in such amounts and at such times as provided herein, in exchange for and in consideration of the agreements, covenants, and releases from Qualified Claimants as provided herein;

WHEREAS, MCC is contemporaneously entering into the MCC Settlement Trust Agreement by which the parties thereto intend to establish the MCC Settlement Trust for, among other lawful purposes not inconsistent with the MCC Settlement Trust Agreement, making settlement payments to Qualified Claimants in accordance with this Master Settlement Agreement;

WHEREAS, the Parties wish to include additional Asbestos Claimants through his or her respective Law Firm Representative who become parties to this Master Settlement Agreement in accordance with Section 3.1 herein; and

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1	Definitions. As used herein, capitalized terms have the meaning set forth below unless otherwise stated.

“Acknowledgment Date” has the meaning set forth in Section 5.2(a).

“Active Trustee” has the meaning set forth in the MCC Settlement Trust Agreement.

“Additional Claim Documentation” has the meaning set forth in Section 5.2(a).

“Adoption Agreement” shall mean those agreements adopting the terms of this Master Settlement Agreement, entered into by additional Asbestos Claimants through his or her respective Law Firm Representative, and accepted by MCC, in the form attached hereto as Exhibit J.

“Asbestos Claim” and “Asbestos Claims” means any and all Claims for personal injury or wrongful death, including third-party Claims, in any way arising out of or related to the existence, presence, removal, storage, use, disposal, generation, release, transportation or treatment of any asbestos or asbestos-related products, whether foreseeable or unforeseeable, asserted, as personal injury claims only: (i) on account of the conduct or business of any MCC Entity, or (ii) otherwise against an MCC Entity.

“Asbestos Claimant” means a Person who has an Asbestos Claim.

“Bankruptcy Code” means chapter 11 of title 11 of the United States Code, 11 U.S.C. § 101 et seq.

“Claim Package” means a submission in written or electronic form, in the form of Exhibit A attached hereto, which shall contain the following information:

(a) Evidence of an asbestos-related disease, which evidence is supported by a Qualified Diagnosis and meets the required medical criteria set forth in Exhibit B attached hereto; and

(b) Evidence of exposure to asbestos-containing products for which the Participating Claimant alleges an MCC Entity bears legal responsibility, which evidence meets the required exposure criteria set forth in Exhibit B attached hereto.

“Claimants Representative Committee” has the meaning set forth in the MCC Settlement Trust Agreement.

“Claimants Representative Committee Member(s)” has the meaning set forth in the MCC Settlement Trust Agreement.

“Claims” has the meaning assigned to such term in § 101 of the Bankruptcy Code.

“Claims Reviewer” has the meaning set forth in the preamble hereof, or such successor entity that may be mutually selected by MCC and the Claimants Representative Committee, or failing agreement, by a court of competent jurisdiction.

“Crane” means Crane Co., a Delaware corporation.

“Effective Date” has the meaning set forth in the preamble.

“FCR” has the meaning set forth in Section 4.2(c) herein.

“Law Firm Representative” means an individual Asbestos Claimant’s legal counsel with respect to his or her Asbestos Claim, who is advising and counseling such Asbestos Claimant with respect to the Master Settlement Documentation and the transactions contemplated therein, and who executes this Master Settlement Agreement in accordance with Section 3.1 herein.

“Legal Change Event” means a material change in the case law (excluding legislation), including without limitation any decision rendered by any United States Court of Appeals, which would have the effect of impairing MCC’s ability to confirm an MCC Plan of Reorganization, as determined in MCC’s sole discretion.

“Master Settlement Agreement” has the meaning set forth in the preamble.

“Master Settlement Documentation” shall mean this Master Settlement Agreement, the MCC Settlement Trust, and all exhibits, schedules or other attachments attached hereto and thereto.

“Master Settlement Execution Date” means the date on which a Participating Claimant or, if he or she has a Law Firm Representative, the Law Firm Representative on behalf of such Participating Claimant, duly executes and delivers this Master Settlement Agreement or an Adoption Agreement, as the case may be, to the MCC Settlement Trust and MCC.

“Material” means, as determined in the Claimants Representative Committee’s business judgment, material to the rights, obligations, or benefits of, or to determining the best course of action with respect to, all Participating Claimants considered in the aggregate with respect to the Master Settlement Documentation.

“MCC Entity” and “MCC Entities” means (a) MCC and Crane and each of their respective present corporate subsidiaries listed on Exhibit K attached hereto, and (b) MCC and Crane and each of their respective past corporate subsidiaries and/or past affiliates listed on Exhibit K attached hereto, to the extent any such past corporate subsidiaries and/or affiliates have, or may be alleged to have, any liability, whether direct or indirect, on account of an Asbestos Claim.

“MCC Plan of Reorganization” means a plan of reorganization under the Bankruptcy Code which contains terms substantially similar to those outlined in the Reorganization Term Sheet.

“MCC Settlement Trust” means the MCC Settlement Trust formed pursuant to the MCC Settlement Trust Agreement.

“MCC Settlement Trust Agreement” means that certain MCC Settlement Trust Agreement, attached hereto as Exhibit C, entered into and effective as of the date hereof by and between MCC, Mark M. Gleason, solely in his capacity as the Active Trustee thereunder, Wilmington Trust Company, solely in its capacity as the Delaware Trustee thereunder, and the Claimants Representative Committee.

“MCC Settlement Trust Assets” has the meaning set forth in the MCC Settlement Trust Agreement.

“Nonconsensual Case” means a case under the Bankruptcy Code, other than a case in which MCC seeks confirmation of an MCC Plan of Reorganization based upon MCC’s receipt, prior to the petition date, of sufficient acceptances to such plan to support entry of the injunction under § 524(g) of the Bankruptcy Code as contemplated by the Reorganization Term Sheet.

“Nonconsensual Case Filing Date” means the date upon which a Nonconsensual Case is filed.

“Participating Claimant” has the meaning set forth in Section 3.1 herein.

“Participation Deadline” means the date that is thirty (30) days after the Effective Date.

“Party” and “Parties” means each of, or collectively, MCC, the Claims Reviewer, the Secondary Claims Reviewer, the MCC Settlement Trust, the Claimants Representative Committee, the Claimants Representative Committee Member(s), and each Participating Claimant and his or her respective Law Firm Representative.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

“Plan of Reorganization” means a plan of reorganization confirmed by a bankruptcy court pursuant to § 1129 of the Bankruptcy Code.

“Power of Attorney” means the form of a power of attorney attached hereto as Exhibit E.

“Qualification Notice Form” means, with respect to an individual Participating Claimant, the notice, in the form attached hereto as Exhibit F, and effective as dated, delivered by the Claims Reviewer to each of MCC, the MCC Settlement Trust and the Participating Claimant and/or his or her respective Law Firm Representative pursuant to Section 5.2(c) herein indicating, with respect to the Asbestos Claim covered by the Claim Package that the Asbestos Claim has been accepted or rejected and, if accepted, stating the applicable Settlement Amount and payment date.

“Qualified Claimant” has the meaning set forth in Section 5.1 herein.

“Qualified Diagnosis” shall mean, as to an Asbestos Claimant, a diagnosis of a medical condition attributable to exposure to asbestos, and which satisfies the medical criteria set forth in Exhibit B attached hereto, which diagnosis was made on or before June 8, 2004.

“Release” means a duly executed, valid and enforceable release in the form attached hereto as Exhibit I.

“Remainder” means, with respect to each Qualified Claimant, an amount equal to the Settlement Amount owing to such Qualified Claimant plus any contingent benefits associated with such Qualified Claimant’s Claim less all Settlement Payments.

“Reorganization Term Sheet” means the term sheet, dated as of the Effective Date, for a proposed Chapter 11 reorganization, attached hereto as Exhibit D.

“Secondary Claims Reviewer” has the meaning set forth in the preamble hereof or such successor entity that may be mutually selected by MCC and the Claimants Representative Committee, or failing agreement, by a court of competent jurisdiction.

“Scheduled Value” means, with respect to an Asbestos Claim, the aggregate liquidated dollar value ascribed by the Claims Reviewer pursuant to Article V herein to such Asbestos Claim in accordance with the Compensable Disease Matrix set forth in Exhibit G, attached hereto.

“Settlement Amount” means, with respect to a Qualified Claimant, the amount equal to the Scheduled Value of such Qualified Claimant’s Asbestos Claim.

“Settlement Amount Confirmation Notice” has the meaning set forth in Section 6.1(a) herein.

“Settlement Payment” means, with respect to a Qualified Claimant, a payment made by the MCC Settlement Trust in accordance with Article VI herein on account of the Qualified Claimant’s Settlement Amount.

“Settlement Payments” means, with respect to a Qualified Claimant, the aggregate of all Settlement Payments made by the MCC Settlement Trust on account of that Qualified Claimant’s Settlement Amount.

“Submission Deadline” means the date that is sixty (60) days after the Effective Date.

“Submission Receipt” has the meaning set forth in Section 5.3(a).

“Trustees” has the meaning set forth in the MCC Settlement Trust Agreement.

“524(g) Trust” has the meaning set forth in Section 4.2(c) herein.

ARTICLE II

THE MCC SETTLEMENT TRUST

2.1	Formation and Funding of the MCC Settlement Trust. MCC shall enter into this Master Settlement Agreement and the MCC Settlement Trust Agreement contemporaneously, and shall take all other reasonably necessary action to form and fund the MCC Settlement Trust as provided in the MCC Settlement Trust Agreement. Upon formation, the Trustees of the MCC Settlement Trust shall be appointed, and the MCC Settlement Trust shall operate, in accordance with the MCC Settlement Trust Agreement and this Master Settlement Agreement, to make Settlement Payments to Qualified Claimants hereunder.

2.2	Filing of a Nonconsensual Case.

(a) Obligations of the MCC Settlement Trust. Section 3.5 of the MCC Settlement Trust Agreement provides, and the Parties hereto acknowledge and agree, that upon the filing of a Nonconsensual Case, and as soon as practicable following the Nonconsensual Case Filing Date, the MCC Settlement Trust shall distribute to MCC all remaining MCC Settlement Trust Assets in excess of the sum of (i) any outstanding Settlement Payments which are, as of the Nonconsensual Filing Date or thereafter, due to Qualified Claimants pursuant to Qualification Notice Forms dated before the Nonconsensual Case Filing Date, and (ii) any fees and expenses of the MCC Settlement Trust or the Trustees thereof pursuant to the MCC Settlement Trust Agreement.

(b) Effect of Nonconsensual Case on Claims Processing. Following the commencement of a Nonconsensual Case and effective upon and as of the Nonconsensual Case Filing Date, (i) no additional Asbestos Claimants may become Participating Claimants pursuant to Section 3.1 herein, and (ii) no additional Participating Claimants may become Qualified Claimants pursuant to the provisions herein, and any Qualification Notice Forms dated on or after the Nonconsensual Filing Date shall be null and void, without notice or any other further action by the Parties, and have no force or effect under this Master Settlement Agreement and the MCC Settlement Trust Agreement.

(c) Notice of Nonconsensual Case. Following the commencement of a Nonconsensual Case, MCC shall promptly provide notice to the MCC Settlement Trust, the Claims Reviewer, the Secondary Claims Reviewer, and the Claimants Representative Committee that such Nonconsensual Case has been filed and of the Nonconsensual Case Filing Date.

ARTICLE III

AGREEMENTS OF PARTICIPATING CLAIMANTS & EACH LAW FIRM

REPRESENTATIVE

3.1

Participating Claimants and each Law Firm Representative. An Asbestos Claimant shall have no rights, benefits or obligations under this Master Settlement Agreement or the MCC Settlement Trust Agreement, and neither MCC, the MCC Settlement Trust, the Claimants Representative Committee nor the Claims Reviewer shall have any duties or obligations to any Asbestos Claimant unless and until such Asbestos Claimant becomes a Participating Claimant (a “Participating Claimant”) hereunder. An Asbestos Claimant shall become a Participating Claimant for purposes of this Master Settlement Agreement and the MCC Settlement Trust and shall have all of the rights, benefits and obligations described herein and therein only if the Master Settlement Execution Date with respect to such Asbestos Claimant occurs on or before the Participation Deadline. Only those Asbestos Claimants who duly become Participating Claimants shall have any rights, benefits and obligations under this Master Settlement Agreement and the MCC Settlement Trust.

3.2	Agreements and Rights of Participating Claimants.

(a) Sole and Exclusive Remedy. Each Participating Claimant fully accepts and agrees that, except to the extent permitted by this Section 3.2, and Sections 5.2(d)(3), 8.1 and 8.2 herein, the Asbestos Claim settlement procedures detailed in Articles V and VI of this Master Settlement Agreement shall be such Participating Claimant’s sole and exclusive remedy for his or her Asbestos Claim, and that any such Asbestos Claim shall be liquidated in the amounts attributed to such Asbestos Claim in accordance with Articles V and VI herein.

(b) Claim Against Bankruptcy Estate of MCC. Each Participating Claimant accepts and acknowledges that if MCC eventually files, or has filed against it, a bankruptcy case under the Bankruptcy Code (whether or not a Nonconsensual Case) that he or she shall be entitled to pursue a Claim against the bankruptcy estate of MCC; provided that if a Participating Claimant has become a Qualified Claimant hereunder prior to the petition date of such case, then such Participating Claimant agrees that he or she shall not bring (i) a Claim against the bankruptcy estate in excess of his or her applicable Remainder, or (ii) a Claim for any unreceived Settlement Amount in excess of the Remainder, in each case, against MCC or any other MCC Entity and shall instead bring such Claim solely against the MCC Settlement Trust.

(c) Authorization of Claimants Representative Committee. Each Participating Claimant fully accepts and agrees that the Claimants Representative Committee shall have the rights, powers, duties, and obligations provided in Section 4.1 herein, in respect of this Master Settlement Agreement.

(d) Individual Right to Accept or Reject. With respect to each Participating Claimant, upon and following his or her Master Settlement Execution Date, such Participating Claimant shall be bound by the terms and provisions herein; provided that, prior to the delivery of his or her Power of Attorney in accordance with Section 5.2(a) herein, each Participating Claimant shall have the right to reject this Master Settlement Agreement and terminate his or her rights and obligations hereunder by written notice to MCC, the MCC Settlement Trust, the Claimants Representative Committee and the Claims Reviewer or the Secondary Claims Reviewer, as the case may be, effective: (i) in accordance with the notice provisions of Section 9.7, so long as the Participating Claimant or his or her respective Law Firm Representative has not accepted any payment on account of such Participating Claimant’s Settlement Amount, or (ii) in accordance with the notice provisions of Section 9.7 and upon repayment in full of all payments received by such Participating Claimant or his or her respective Law Firm Representative on account of such Participating Claimant’s Settlement Amount.

3.3	Agreements and Rights of each Law Firm Representative.

(a) MCC Plan of Reorganization. Each Law Firm Representative, by executing this Master Settlement Agreement or a copy thereof, consistent with his, her or its ethical duties and in light of the individual circumstances of the Participating Claimant, undertakes to recommend to each Participating Claimant the acceptance of an MCC Plan of Reorganization.

(b) Authorized Signatory. To the extent that this Master Settlement Agreement or any of the documents, schedules or exhibits hereto are executed by a Law Firm Representative on behalf of a Participating Claimant, such Law Firm Representative hereby represents and warrants that he, she or it is duly authorized pursuant to a valid power of attorney to execute and deliver such documents on such Participating Claimant’s behalf.

(c) Independent Professional Judgment. Each Law Firm Representative reserves the right to exercise his or her or its independent professional judgment in advising individual clients on their courses of action with respect to their respective Asbestos Claims, the Master Settlement Documentation, and the transactions contemplated therein, and specifically does not rely on the Claimants Representative Committee or the Claimants Representative Committee Members for any fact, information, data or recommendation in deciding whether or not to enter into this Master Settlement Agreement, such decision being the sole decision of the Law Firm Representative.

3.4	Single Master Settlement Agreement. Each Participating Claimant and his or her respective Law Firm Representative acknowledges and agrees that the Master Settlement Agreement is a single agreement with uniform terms and obligations to and from each Participating Claimant and his or her respective Law Firm Representative. Each Participating Claimant further agrees that the Master Settlement Documentation, and any amendments, modifications and waivers made to any of the Master Settlement Documentation in accordance with Section 9.9 herein, shall be valid and binding on such Participating Claimants and his or her respective Law Firm Representative. The Effective Date of this Master Settlement Agreement shall be as set forth in the preamble with respect to all Parties hereto and additional Participating Claimants and his or her respective Law Firm Representative whenever they enter into this Master Settlement Agreement or an Adoption Agreement, but for purposes of determining if an Asbestos Claimant and his or her respective Law Firm Representative became a Participating Claimant in accordance with Section 3.2 herein, the relevant date shall be the Master Settlement Execution Date with respect to such Asbestos Claimant.

3.5

Understanding and Acceptance of Settlement Risks. Each Law Firm Representative acknowledges, for and on behalf of each of his or her clients who is a Participating Claimant, the following risks relating to this Master Settlement Agreement, as well as any additional risks and considerations applicable to each such Participating Claimant in light of his or her individual circumstances:

(a) Risks Relating to Claimants.

(1)	There can be no certainty as to whether any Participating Claimant will be determined to be a Qualified Claimant hereunder, and therefore there can be no certainty that any Participating Claimant will receive any payments on account of his or her Asbestos Claim under this Master Settlement Agreement or the MCC Settlement Trust.

(2)	There can be no certainty as to the precise number of Asbestos Claimants who may become Participating Claimants, and ultimately Qualified Claimants hereunder and, accordingly, there can be no certainty as to (i) the exact amounts that will be distributed by the MCC Settlement Trust to any particular Qualified Claimant in any particular time period, or (ii) the timing of distributions by the MCC Settlement Trust to Qualified Claimants.

(3)	While this Master Settlement Agreement provides for the possibility that a Qualified Claimant may qualify for payment of up to $1,000 for his or her Settlement Amount for non-malignant asbestosis and up to ninety percent (90%) of his or her Settlement Amount for each other disease category, there can be no certainty that such payment level can be met.

(4)	This Master Settlement Agreement may be amended from time to time in accordance with the procedures set forth in Section 9.9 herein, which could result in (i) delays in Asbestos Claim processing and payment, and (ii) additional categories of claimants, and/or a larger pool of Asbestos Claimants eligible to become Participating Claimants and ultimately Qualified Claimants, which could result in smaller distributions and/or smaller Settlement Payments and/or delays in distributions to each Qualified Claimant hereunder.

(5)	Circumstances may arise which cannot be predicted which could result in Qualified Claimants not receiving the exact same pro rata share of their Settlement Amounts, although that is not the goal of the Master Settlement Agreement or the MCC Settlement Trust Agreement.

(b) Risks Relating to Bankruptcy.

(1)	There can be no certainty that MCC will, in fact, file for protection under the Bankruptcy Code, or if it does, when such filing shall occur.

(2)	There can be no certainty as to the amount of claims that will be filed against MCC in such a bankruptcy proceeding, and thus, there can be no certainty as to the amount, if any, any Qualified Claimant hereunder will ultimately recover with respect to such Qualified Claimant’s Remainder.

(3)	MCC may become a debtor in a Nonconsensual Case at any time, including prior to any individual Asbestos Claimant becoming a Participating Claimant or any individual Participating Claimant becoming a Qualified Claimant hereunder. Accordingly, there can be no certainty that by entering into this Master Settlement Agreement or by complying with the Asbestos Claims processing requirements detailed in Article V herein, that any Asbestos Claimant will ultimately have a right to payment on account of his or her Asbestos Claim hereunder.

3.6	Representations of Each Law Firm Representative. Each Law Firm Representative, on behalf of its respective Participating Claimants, covenants and agrees that it will promptly cooperate with the MCC Entities and afford the MCC Entities the opportunity to review certain reasonable documentation it currently possesses with respect to whether, in the MCC Entities’ judgment, such Law Firm Representative’s respective Participating Claimants have sufficient evidence supporting their claims of exposure to asbestos-containing products manufactured by, sold by, used by, removed by, and/or placed in the stream of commerce by an MCC Entity. Each Law Firm Representative, on behalf of its respective Participating Claimants, further covenants and agrees that it shall provide the MCC Entities copies of such reasonable documentation upon written request. Each Law Firm Representative further covenants and agrees that it will maintain documentation it currently possesses regarding its respective Participating Claimants for a period of three (3) years from the effective date of the MCC Plan of Reorganization. The foregoing covenants and agreements are not, and shall not be construed to be, conditions precedent to payment of Settlement Payments to Qualified Claimants pursuant to Section 6.1 herein.

ARTICLE IV

THE CLAIMANTS REPRESENTATIVE COMMITTEE, THE CLAIMS REVIEWER

AND THE SECONDARY CLAIMS REVIEWER

4.1

Powers and Duties of the Claimants Representative Committee. The Claimants Representative Committee shall have and shall exercise the rights and powers granted in this Master Settlement Agreement and the MCC Settlement Trust Agreement and shall be charged solely with the performance of the duties declared in this Master Settlement Agreement and the MCC Settlement Trust Agreement. The Parties hereto hereby acknowledge and agree that the following powers, obligations, duties and rights of the Claimants Representative Committee and of the Claimants Representative Committee Members hereunder are as follows:

(a) No Fiduciary Duty to Asbestos Claimants. The Claimants Representative Committee and each of the Claimants Representative Committee Members has no fiduciary obligation to Asbestos Claimants or any Law Firm Representative and, in no event, shall have any liability to Asbestos Claimants or any Law Firm Representative with respect to or arising from performance of their duties relating to this Master Settlement Agreement, the MCC Settlement Trust, or the Master Settlement Documentation. The Claimants Representative Committee and each of the Claimants Representative Committee Members do not represent the claims or interests of individual Asbestos Claimants and/or any Law Firm Representative hereunder. The rights of individual Asbestos Claimants and/or any Law Firm Representative may conflict with one another, and, accordingly, each individual Asbestos Claimant and/or any Law Firm Representative may wish to retain his or her own independent counsel with respect to his or her Asbestos Claim and the Master Settlement Documentation.

(b) Duty to Provide Notice. The Claimants Representative Committee has a duty to notify each Law Firm Representative who is a signatory to this Master Settlement Agreement, of (i) any Material amendment or modifications of the Master Settlement Documentation, and (ii) any Material notices, requests, demands, claims and other communications delivered to the Claimants Representative Committee by another Party hereto pursuant to Section 9.7 herein. Such notice shall be provided to each such Law Firm Representative solely by (i) email, if such Law Firm Representative has provided an email address to the Claimants Representative Committee, or, if such Law Firm Representative has not provided an email address to the Claimants Representative Committee, by (ii) posting such notice on the Claimants Representative Committee’s website at www.mccprepetitiontrust.com. As long as such email is distributed and/or such notice is posted, whether or not actually received or reviewed by such Law Firm Representative: (x) an Asbestos Claimant and/or his or her respective Law Firm Representative shall be deemed in receipt of such notice twenty-four (24) hours after the Claimants Representative Committee has sent such email or two (2) business days after posting such notice to the Claimants Representative Committee’s website; (y) the Claimants Representative Committee’s duty to provide notice shall be deemed satisfied; and (z) each such Law Firm Representative and Asbestos Claimant waives all rights to dispute the substantive effect of the underlying communication on the basis of notice.

4.2

Powers and Duties of the Claims Reviewer and the Secondary Claims Reviewer. The Claims Reviewer agrees to act as the Claims Reviewer pursuant to the terms of this Master Settlement Agreement and the MCC Settlement Trust Agreement. The Secondary Claims Reviewer agrees to act as the Secondary Claims Reviewer pursuant to the terms of this Master Settlement Agreement and the MCC Settlement Trust Agreement. Each of the Claims Reviewer and the Secondary Claims Reviewer shall have and shall exercise the rights and powers granted in this Master Settlement Agreement and the MCC Settlement Trust Agreement and shall be charged solely with the performance of the duties declared for each in this Master Settlement Agreement and the MCC Settlement

Trust Agreement. The Parties hereto, the Participating Claimants, and each Participating Claimant’s respective Law Firm Representative, hereby acknowledge and agree that the Claims Reviewer and the Secondary Claims Reviewer each has the following powers, obligations, duties and rights hereunder:

(a) No Fiduciary Duty to Asbestos Claimants. Each of the Claims Reviewer and the Secondary Claims Reviewer has no fiduciary duties or obligations to Asbestos Claimants and, in no event, shall have any liability to Asbestos Claimants with respect to or arising from performance of its duties relating to this Master Settlement Agreement, the MCC Settlement Trust, or the Master Settlement Documentation.

(b) Power and Duty to Review Asbestos Claims. Each of the Claims Reviewer and the Secondary Claims Reviewer has the power and duty to review Asbestos Claims as provided in and in accordance with the Master Settlement Documentation.

(c) Duty to Retain Records and to Provide Information. Each of the Claims Reviewer and the Secondary Claims Reviewer has the power and duty to retain any and all Claims Packages, Powers of Attorney, and Releases received, and to provide in a timely fashion any information reasonably requested by the MCC Entities for insurance purposes, including, but not limited to, the MCC Entities’ efforts to pursue insurance claims and/or to respond to reasonable information requests from insurers relating to Asbestos Claims. The Claims Reviewer shall provide such reports concerning the status and results of claims processing to the future claimants representative (the “FCR”), and following the effective date of the MCC Plan of Reorganization, the trust created pursuant to the MCC Plan of Reorganization (the “524(g) Trust”), as the FCR or the 524(g) Trust may reasonably request.

4.3	No Implied Duties. The Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer and the Secondary Claims Reviewer shall not undertake any rights, obligations, or actions hereunder except as expressly provided in the Master Settlement Documentation, and no implied duties or obligations at law, in equity or otherwise, whatsoever of the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer or the Secondary Claims Reviewer shall be read into the Master Settlement Documentation. Except as otherwise expressly provided in the Master Settlement Documentation, none of the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer or the Secondary Claims Reviewer shall have any duties or obligations under any law, including without limitation, laws or statutes otherwise applicable to trustees or trusts in equity or otherwise.

4.4

No Recourse Against the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer or the Secondary Claims Reviewer. No recourse shall ever be had, directly or indirectly, against the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer or the Secondary Claims Reviewer or any of their respective officers, employees, professionals, agents or representatives, whether by legal, equitable or other proceedings, by virtue of any law, statute, regulation or otherwise, or by virtue of any indebtedness of MCC or the MCC Settlement Trust, it being expressly understood and agreed that all liabilities of the MCC Settlement Trust shall be enforceable only against and be satisfied only out of the MCC Settlement Trust Assets or shall be evidence only of a right to payment out of the MCC Settlement Trust Assets, as the case may be.

4.5	Limitation on Liability. No provision of this Master Settlement Agreement or the MCC Settlement Trust Agreement shall be construed to impose any liability upon the Claimants Representative Committee, any Claimants Representative Committee Member, the Claims Reviewer or the Secondary Claims Reviewer or their respective officers, employees, professionals, agents or representatives, unless it shall be proven that the actions or omissions of such persons or entity constituted willful misconduct in the exercise of, or failure to exercise, any right or power under this Master Settlement Agreement or the MCC Settlement Trust Agreement.

4.6	Reliance on Certificates or Opinions. In the absence of willful misconduct on the part of the Claimants Representative Committee, any Claimants Representative Committee Member, the Claims Reviewer or the Secondary Claims Reviewer, each of the Claimants Representative Committee, each Claimant Representative Committee Member, the Claims Reviewer and the Secondary Claims Reviewer may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon any certificates or opinions conforming to the requirements of the Master Settlement Documentation furnished to one of them by another Party hereto.

4.7	Discretion of the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer and the Secondary Claims Reviewer. Except as otherwise expressly provided in the Master Settlement Documentation, the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer and the Secondary Claims Reviewer, within the limitations and restrictions expressed and imposed in the Master Settlement Documentation, may act freely under all or any of the rights, powers and authority conferred in the Master Settlement Documentation, after forming their respective business judgments based upon the circumstances of any particular question or situation as to the course to pursue, without the necessity of obtaining the consent or permission or authorization of any other Party hereto or of any official or officer; and the rights, powers and authority conferred on the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer and the Secondary Claims Reviewer by the Master Settlement Documentation are conferred in contemplation of such freedom of business judgment and action within the limitations and restrictions so expressed and imposed. None of the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer or the Secondary Claims Reviewer shall be liable for any error of judgment, unless it shall be proved that the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer or the Secondary Claims Reviewer, as the case may be, acted in a manner which constituted willful misconduct.

4.8	Genuineness of Documents. The Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer and the Secondary Claims

Reviewer and their respective officers, employees, professionals, agents and representatives may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, objection, order, judgment, decree, or other paper or document reasonably believed by them to be genuine and to have been signed, made, entered or presented by the proper party, parties, official, officials, entity or entities.

4.9	Indemnification of the Claimants Representative Committee, the Claimants Representative Committee Members, the Claims Reviewer; Payment of Expenses.

(a) The MCC Settlement Trust shall indemnify and hold harmless to the full extent of the MCC Settlement Trust Assets any individual or entity who or which is, in his or its business judgment, required to prosecute or defend any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, whether in a bankruptcy case, proceeding or otherwise, through participation in such bankruptcy case, proceeding or otherwise (including attendance, or having counsel attend, participate in, or monitor any hearing, discovery or other process) or by reason of the fact that such individual or entity is or was the Claimants Representative Committee, a Claimants Representative Committee Member, the Claims Reviewer or the Secondary Claims Reviewer or an officer, employee, professional, agent or representative of the Claimants Representative Committee, any Claimants Representative Committee Member, the Claims Reviewer or the Secondary Claims Reviewer, including, without limitation, any challenge to the structure of the MCC Settlement Trust or any payments made or to be made thereunder, from and against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such entity in connection with such action, suit or proceeding, including appeals thereof, if such individual or entity acts without willful misconduct in the exercise and performance of any power or duties of such entity, or the failure to so exercise, in accordance with the Master Settlement Documentation.

(b) Expenses (including attorneys’ fees) incurred in defending or prosecuting any action, suit or proceeding referred to in subsection (a) above may be paid by the MCC Settlement Trust in advance of the final disposition of such action, suit or proceeding, upon an undertaking by the Claimants Representative Committee, any Claimants Representative Committee Member, the Claims Reviewer or Secondary Claims Reviewer, or an officer, employee, professional, agent or representative of the Claimants Representative Committee, any Claimants Representative Committee Member, the Claims Reviewer or Secondary Claims Reviewer to repay such amount if it shall ultimately be determined that such entity is not entitled to be indemnified.

4.10	Release of the Claimants Representative Committee and the Claimants Representative Committee Members. Each of the MCC Entities and the MCC Settlement Trust hereby release the Claimants Representative Committee and each Claimants Representative Committee Member from any and all activities in connection with negotiation, execution and delivery, but not enforcement, of this Master Settlement Agreement and the MCC Settlement Trust Agreement.

4.11	Release of the MCC Entities and the MCC Settlement Trust. The Claimants Representative Committee and each Claimants Representative Committee Member hereby release the MCC Entities and the MCC Settlement Trust from any and all activities in connection with the negotiation, execution and delivery, but not enforcement, of this Master Settlement Agreement and the MCC Settlement Trust Agreement.

ARTICLE V

CLAIMS SETTLEMENT PROCEDURES

5.1	Qualified Claimants. Only those Participating Claimants who have met all of the criteria detailed in this Section 5.1 for treatment as Qualified Claimants before the Submission Deadline (each such eligible Participating Claimant a “Qualified Claimant”) shall be entitled to receive payments on account of Asbestos Claims from the MCC Settlement Trust pursuant to the Master Settlement Documentation. The criteria for becoming a Qualified Claimant are as follows:

(a) The Participating Claimant must have delivered to the Claims Reviewer, on or before the Submission Deadline: (i) a Claim Package which shall include evidence that as to such claimant there is a Qualified Diagnosis, and, (ii) if applicable, copies of the following documents duly executed by such Participating Claimant: (x) Power of Attorney, and (y) a Release. MCC, with the consent of the Claimants Representative Committee, may extend the Submission Deadline with respect to an individual Participating Claimant.

(b) The Claims Reviewer must determine, pursuant to and in accordance with the procedures set forth in Section 5.2 below, that the Participating Claimant’s Claim Package establishes an acceptable Asbestos Claim.

5.2	Review of Claim Documentation. The Claims Reviewer shall comply with the following procedures when considering whether a Participating Claimant’s Claim Package establishes an acceptable Asbestos Claim hereunder:

(a) Notification of Receipt of Claim Package. The Claims Reviewer shall, within seven (7) business days of its receipt of a Participating Claimant’s Claim Package, send the Participating Claimant or his or her respective Law Firm Representative, as specified in the notice section of the Claim Package, a receipt (such receipt, a “Submission Receipt”). The Submission Receipt shall be dated when sent (such date, the “Acknowledgment Date”), and shall notify the Participating Claimant (i) that the Claims Reviewer has received his or her Claim Package, (ii) whether or not his or her Claim Package was submitted timely with respect to the Submission Deadline, and (iii) either that (x) the Claim Package is complete, or (y) the Claim Package is missing required documentation, which documentation shall be specifically identified (the “Additional Claim Documentation”).

(b) Incomplete Claim Package. If the Submission Receipt with respect to an individual Participating Claimant indicates that the Claim Package requires Additional

Claim Documentation, the Participating Claimant shall have five (5) business days from receipt of the Submission Receipt to submit the Additional Claim Documentation to the Claims Reviewer.

(1)	If the Participating Claimant timely submits all of the Additional Claim Documentation, the Claims Reviewer shall, within seven (7) business days of its receipt of the Additional Claim Documentation, send the Participating Claimant or his or her respective Law Firm Representative, as specified in the notice section of the Claim Package, a new Submission Receipt. For purposes of determining such Participating Claimant’s Acknowledgment Date, the date of the new Submission Receipt shall be determinative.

(2)	If the Participating Claimant fails to timely submit all of the Additional Claim Documentation, such Participating Claimant’s Asbestos Claim shall be considered rejected and the provisions of Section 5.2(d) shall apply. The Claims Reviewer and the Participating Claimant’s rights and obligations with respect to such rejected Asbestos Claim shall be determined in accordance with Section 5.2(d) below.

(c) Claim Acceptance or Rejection. Within forty-five (45) days of the Acknowledgment Date, the Claims Reviewer shall notify the Law Firm Representative for the Participating Claimant and the Active Trustee in writing by delivery of a Qualification Notice Form to the Participating Claimant’s Law Firm Representative whether the Asbestos Claim is accepted or rejected. If a Participating Claimant’s Asbestos Claim is rejected, the Claims Reviewer shall state the basis for the rejection in writing on the schedule attached to the Qualification Notice Form. The Qualification Notice Form shall be given by fax if reasonably possible. Unless Section 5.2(b)(2) applies, if the Claims Reviewer fails to reject an Asbestos Claim in writing within forty-five (45) days of the Acknowledgment Date, the Asbestos Claim shall be considered accepted.

(d) Alternatives in the Event of Claim Rejection. Within five (5) business days of receipt of the Qualification Notice Form rejecting the Asbestos Claim, the Participating Claimant or his or her respective Law Firm Representative shall either:

(1)	Cure such defect to the satisfaction of the Claims Reviewer within five (5) business days from the date of receipt of such notice, in which case the Claims Reviewer shall, within seven (7) business days of its receipt of such information curing the defect, send the Participating Claimant or his or her respective Law Firm Representative, as specified in the notice section of the Claim Package, a new Qualification Notice Form;

(2)	Notify the Claims Reviewer that the Participating Claimant is appealing the Claims Reviewer’s determination to reject the Asbestos Claim pursuant to this Section 5.2 to the Secondary Claims Reviewer in accordance with the provisions of Section 5.3 herein; or

(3)	Notify the Claims Reviewer that the Participating Claimant is withdrawing his or her Asbestos Claim from consideration for any distribution from the MCC Settlement Trust. Upon such withdrawal, the Release provided by the Participating Claimant pursuant to Section 5.1 herein shall be destroyed and automatically deemed null and void.

5.3	Review by the Secondary Claims Reviewer.

(a) The Claims Reviewer’s rejection of a Participating Claimant’s Asbestos Claim pursuant to Section 5.2(b)(2) or Section 5.2(c) shall be considered final and dispositive for purposes of the Master Settlement Documentation unless such Participating Claimant, in accordance with Section 5.2(d)(2) above, complies with both of the following requirements:

(1)	Within five (5) business days of receipt of the Qualification Notice Form rejecting the Asbestos Claim, notifying the Claims Reviewer of such request for review in accordance with Section 5.2(d)(2) herein; and

(2)	Within five (5) business days of receipt of the Qualification Notice Form rejecting the Asbestos Claim, submitting to the Secondary Claims Reviewer for review: (i) a copy of the identical Claim Package submitted pursuant to Section 5.1 herein and (ii) a copy of the Claims Reviewer’s notice of rejection.

(b) The Secondary Claims Reviewer’s review shall be based solely on the same documentation and information provided to the Claims Reviewer under Section 5.1 herein.

(c) The Secondary Claims Reviewer’s review shall be on a de novo basis and shall apply the same standard and follow the same procedure as the Claims Reviewer except that the Acknowledgment Date shall be deemed to be the date that the Secondary Claims Reviewer sends a Submission Receipt to the Participating Claimant or his or her respective Law Firm Representative, as specified in the notice section of the Claim Package.

(d) If the Secondary Claims Reviewer rejects the Asbestos Claim, such Participating Claimant shall have no further right to appeal or have such determination reviewed under this Master Settlement Agreement.

(e) If the Secondary Claims Reviewer accepts such Asbestos Claim, the Secondary Claims Reviewer shall take all action under Section 5.2 herein as applicable as if the Secondary Claims Reviewer were the Claims Reviewer.

5.4	Delivery of Releases. The Claims Reviewer will hold each Release, and deliver such Release (i) to MCC, if the Participating Claimant becomes a Qualified Claimant, upon payment in full of the Settlement Amount, or (ii) to the Participating Claimant, if the Claim Package is not ultimately accepted by the Claims Reviewer after the expiration of any cure or appeal periods in Sections 5.2 and 5.3 herein.

ARTICLE VI

PAYMENT OF SETTLEMENTS

6.1	Payment from Settlement Trust on Account of Settlement Amounts. The MCC Settlement Trust shall make Settlement Payments solely to the extent it has MCC Settlement Trust Assets available to make such payments and in all cases subject to the provisions of the MCC Settlement Trust Agreement, as follows:

(a) The Claims Reviewer, or the Secondary Claims Reviewer, as the case may be, shall on the date of each Qualification Notice Form evidencing acceptance of an Asbestos Claim send a notice (each, a “Settlement Amount Confirmation Notice”) to each Qualified Claimant, or his or her Law Firm Representative, stating the applicable Settlement Amount for the applicable disease category as set forth on the Qualification Notice Form (which shall be based on the Compensable Disease Matrix attached as Exhibit G hereto) and requesting confirmation of such Settlement Amount. Within five (5) business days following the date of each Settlement Amount Confirmation Notice (whether or not confirmation thereof is received from such Qualified Claimant, or his or her Law Firm Representative), or such earlier date that confirmation thereof is received from such Qualified Claimant or his or her Law Firm Representative, the Claims Reviewer, or the Secondary Claims Reviewer, as the case may be, shall deliver the Qualification Notice Form to the Active Trustee.

(b) Settlement Payments shall be made to each Qualified Claimant, or his or her Law Firm Representative, by the Claims Reviewer, or the Secondary Claims Reviewer, as the case may be, within five (5) business days following the delivery of each Qualification Notice Form to the Active Trustee based on the Settlement Amount of up to $1,000 of such Qualified Claimant’s Settlement Amount for non-malignant asbestosis and up to ninety percent (90%) of such Qualified Claimant’s Settlement Amount for each other disease category, subject, however, to the limitations set forth in subsections (c), (d) and (e) below;

(c) Upon receipt of a Qualification Notice Form, the Active Trustee shall determine, with the consent of the Claimants Representative Committee, consistent with his or her duties and obligations under the MCC Settlement Trust Agreement, the applicable percentage of the Settlement Amount set forth in such Qualification Notice Form to be paid to each Qualified Claimant and shall, within three (3) business days from the date of such Qualification Notice Form, wire transfer such amount to the Claims

Reviewer, or the Secondary Claims Reviewer, as the case may be, for distribution to each Qualified Claimant as provided in Section 6.1(a) herein provided that, in making such determination, the Active Trustee shall use commercially reasonable efforts to (i) estimate, from time to time, the value of the Asbestos Claims determined currently that are covered by the Master Settlement Agreement and the value of Asbestos Claims to be determined in the future that are covered by the Master Settlement Agreement, (ii) set aside appropriate reserves for such potential future values and Asbestos Claims, and (iii) make payments to Qualified Claimants such that over time, all Qualified Claimants receive as equally as possible the same pro rata portion of their Settlement Amounts;

(d) In determining the amount of the Settlement Payment to be made pursuant to this Section 6.1, the parties shall use 100% of the value for each disease category (based on the Compensable Disease Matrix attached as Exhibit G hereto) multiplied by the applicable percentage determined as provided in Section 6.1(c) above; provided, that, in no event shall the aggregate payment on account of the Settlement Amount made pursuant to this Section 6.1 exceed (i) 90% of the Settlement Amount of Asbestos Claims to Qualified Claimants for mesothelioma, lung cancer, other cancer and severe asbestosis; and (ii) $1,000 for Asbestos Claims to Qualified Claimants for non-malignant asbestosis. For purposes of illustration, if the applicable percentage determined as provided in Section 6.1(c) above is fifty percent (50%), then the Settlement Payment for mesothelioma is $32,500 (50% X $65,000 = $32,500); and

(e) In no event shall the MCC Settlement Trust make any payments on account of Asbestos Claims prior to the date that falls one hundred twenty-five (125) days after the Effective Date.

6.2	Obligations of MCC for Payment of Settlement Amount.

(a) MCC shall be liable for payment of the Settlement Amount owing to each Participating Claimant who becomes a Qualified Claimant hereunder, except that MCC’s liability shall be reduced by any amounts paid on account of MCC’s or the other MCC Entities’ liability with respect to such Settlement Amount by the MCC Settlement Trust or any other third-party.

(b) Each Qualified Claimant agrees that, although MCC is liable for payment of the Settlement Amount, she or he shall not seek to recover from MCC or any other MCC Entity any amount of the Settlement Amount, or otherwise make any Claim against MCC or any other MCC Entity, or seek to recover against MCC or any other MCC Entity, on account of each such Qualified Claimant’s Asbestos Claim, except that nothing herein shall preclude such Qualified Claimant from filing a proof of claim in a MCC bankruptcy case in the amount of the Remainder as provided in Section 3.2(b) herein.

(c) Each Qualified Claimant understands that in no event and under no circumstances shall any Settlement Amount, determined to be due and owing to a Qualified Claimant by the MCC Settlement Trust or by MCC and/or any other MCC Entity, bear interest.

(d) Except as otherwise expressly provided in the MCC Settlement Trust Agreement, nothing herein shall be deemed an undertaking by MCC or any MCC Entity, or impose upon MCC or any MCC Entity, to fund the MCC Settlement Trust in an amount in excess of $280 million.

ARTICLE VII

OTHER AGREEMENTS AND COVENANTS

7.1	No Admission. The Parties agree that the Settlement Amounts being offered as a compromise of the claims and allegations of MCC and/or the other MCC Entities on the one hand, and the Asbestos Claimants on the other hand, shall not be construed as an admission of liability by MCC and/or any other MCC Entity, or an admission of any facts or allegations related to the subject matter of this Master Settlement Agreement on the part of any Party hereto.

7.2	Independent Advice. Each Party has received independent legal advice from its attorneys with respect to the advisability of entering into the settlement provided for herein and with respect to the advisability of executing this Master Settlement Agreement.

7.3	Non-reliance by Parties on Representations Made by Each Other. No Party has made any statement or representation regarding any fact relied upon by any other Party in entering into this Master Settlement Agreement, and each Party acknowledges, represents and warrants that it has not relied upon any statement, representation or promise of any other Party, its employees, agents, contractors, or attorneys not expressly set forth herein, in executing this Master Settlement Agreement or agreeing to the terms stated herein.

7.4	Transaction Costs. Whether or not the transactions contemplated hereby are consummated, all fees, costs and expenses incurred in connection with this Master Settlement Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees, costs or expenses, except as otherwise agreed by the Parties.

7.5	No Assignment, Transfer, or Grant of Rights. Except as expressly stated herein, or except as may have been accomplished pursuant to a contract or agreement between an Asbestos Claimant and his or her legal counsel, each Asbestos Claimant represents and warrants, to the best of his or her actual knowledge, that she or he has not heretofore assigned, transferred, or granted, or purported to assign, transfer or grant, any of the rights, claims, demands, and/or causes of action assigned or released by this Master Settlement Agreement.

7.6	Further Assurances. Each Party, and any successors, shall do all acts necessary in order to effectuate the terms of this Master Settlement Agreement and cooperate with each other to accomplish the terms hereof.

7.7	Warranty of Authority. Each Party represents and warrants that the Person executing this Master Settlement Agreement on its behalf has the authority to do so.

ARTICLE VIII

TERMINATION

8.1	Termination With Respect to Individual Participating Claimant.

(a) Termination Events. This Master Settlement Agreement shall terminate with respect to a Participating Claimant only if: (i) the Participating Claimant withdraws his or her Asbestos Claim from consideration for any distribution from the MCC Settlement Trust pursuant to Section 5.2(d)(3) herein, on the date that the Claims Reviewer receives notice of the withdrawal, or (ii) the Secondary Claims Reviewer rejects a Participating Claimant’s Asbestos Claim pursuant to Section 5.4 herein, on the date that the Participating Claimant receives notice of such rejection.

(b) Effect of Termination. Upon termination of this Master Settlement Agreement pursuant to this Section 8.1(a) herein, (i) this Master Settlement Agreement shall become null and void and of no legal effect as between MCC, the Claims Reviewer, (if applicable, the Secondary Claims Reviewer) the MCC Settlement Trust and the individual Participating Claimant, and with no liability on the part of any Party hereto; and (ii) the Claims Reviewer, (if applicable, the Secondary Claims Reviewer) or the MCC Settlement Trust shall destroy the Release provided by the Participating Claimant hereunder, and such Release shall be automatically deemed null and void and of no legal effect.

8.2	Termination by MCC With Respect to All Participating Claimants.

(a) Termination Events. This Master Settlement Agreement shall terminate with respect to all Participating Claimants only if: (i) at any time on or before the date that falls one hundred twenty-five (125) days after the Effective Date, MCC determines in its sole discretion that MCC will not fund, or will cease to continue funding, the MCC Settlement Trust pursuant to the MCC Settlement Trust Agreement because an insufficient number of Asbestos Claimants have submitted Claim Packages pursuant to Section 5.2(a) herein, on the date that MCC makes such determination or (ii) MCC determines that a Legal Change Event has occurred, on the date that MCC makes such determination.

(b) Effect of Termination. Upon termination of this Master Settlement Agreement pursuant to Section 8.2(a), (i) this Master Settlement Agreement and each Adoption Agreement shall become null and void and of no legal effect with no liability on the part of any Party hereto; and (ii) MCC’s obligation to make further payments to the MCC Settlement Trust pursuant to the MCC Settlement Trust Agreement shall terminate; (iii) the Claims Reviewer, (if applicable, the Secondary Claims Reviewer) or the MCC Settlement Trust shall destroy the Release provided by the Participating Claimant hereunder, and such Release shall automatically be deemed null and void and of no legal effect; and (iv) the statute of limitations will be tolled from the Effective Date until sixty (60) days after the date that MCC gives written notice to each Participating Claimant, through his or her respective Law Firm Representative, that MCC has elected to exercise its termination right pursuant to Section 8.2 herein.

ARTICLE IX

MISCELLANEOUS

9.1	No Third-Party Beneficiaries. This Master Settlement Agreement shall not confer any rights or remedies upon any Person other than the Parties (including Participating Claimants and each Participating Claimant’s respective Law Firm Representative) and their respective successors and permitted assigns as expressly set forth in this Master Settlement Agreement.

9.2	Entire Agreement. This Master Settlement Documentation constitutes the entire agreement between the Parties and supersede any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

9.3	Succession and Assignment. This Master Settlement Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. No Party may assign either this Master Settlement Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of MCC and the Claimants Representative Committee.

9.4	Counterparts. This Master Settlement Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

9.5	Headings. The section headings contained in this Master Settlement Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Master Settlement Agreement.

9.6	Amounts Paid and Calculated in United States Dollars. Any amounts which are contemplated to be calculated or paid hereunder shall be calculated and paid in United States dollars.

9.7	Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Except as otherwise provided herein, any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below; provided, that, notice to the Claimants Representative Committee shall be deemed notice to any and all of the Participating Claimants by the other Parties hereto, and the Claimants Representative Committee shall provide notice to the Participating Claimants in accordance with Section 4.1(c) herein:

If to MCC: MCC Holdings, Inc. 100 First Stamford Place Stamford, Connecticut 06902 Facsimile No.: (203) 363-7350 Attention: Secretary	With a copy, which shall not constitute notice, to: Gibson, Dunn & Crutcher LLP 200 Park Avenue, 47th Floor New York, New York 10166 Facsimile No.: (212) 351-5291 Attention: Richard M. Cieri

If to the Claims Reviewer:

Connecticut Valley Claims Services Company, Inc. 175 Capital Boulevard P.O. Box 4950 Rocky Hill, Connecticut 06067 Facsimile No.: (860) 529-4973 Attention: John Dickhoff

If to Secondary Claims Reviewer:

Worldwide Integrated Services Company, Inc. 1330 Post Oak Boulevard Houston, Texas 77056 Facsimile No.: (832) 476-5700 Attention: William Jackson

If to the Claimants Representative Committee:	With a copy, which shall not constitute notice, to:

Weitz & Luxenberg, P.C. 180 Maiden Lane New York, New York 10038 Facsimile No.: (212) 344-5461 Attention: Perry Weitz	Stutzman, Bromberg, Esserman & Plifka 2323 Bryan Street, Suite 2200 Dallas, Texas 75201 Facsimile No.: (214) 969-4999 Attention: Sander L. Esserman

AND

Cooney & Conway 120 N LaSalle St., # 3000 Chicago, Illinois 60602 Facsimile No.: (312) 236-6166 Attention: John D. Cooney

If to the MCC Settlement Trust:	With a copy, which shall not constitute notice, to:

Mark M. Gleason Gleason & Associates, P.C. 313 Sixth Avenue, Third Floor Pittsburgh, Pennsylvania 15222 Facsimile No.: (412) 391-1192	Campbell & Levine, LLC 1700 Grant Building Pittsburgh, Pennsylvania 15219 Facsimile No.: (412) 261-5066 Attention: Philip E. Milch

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth. Counsel to any Party may give notices, requests, demands, claims and other communications hereunder on behalf of such Party.

9.8	Governing Law. This Master Settlement Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

9.9	Amendments and Waivers. No amendment of any provision of this Master Settlement Agreement shall be valid unless the same shall be in writing and signed by MCC, the Claimants Representative Committee and the MCC Settlement Trust; provided, that, the Claimants Representative Committee shall give prompt notice of any Material amendment or modification to this Master Settlement Agreement in accordance with Sections 4.1(c) and 9.7 herein. No waiver by any Party of any provision of this Master Settlement Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party or Parties making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

9.10	Severability. Any term or provision of this Master Settlement Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction the remaining terms and provisions hereof, unless the prohibition or unenforceability of such provisions will materially change the purpose or effect of this Master Settlement Agreement.

9.11	Expenses. Except as otherwise expressly provided herein or as otherwise agreed by the Parties, each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Master Settlement Agreement and the transactions contemplated hereby.

9.12	Construction. Except where the context otherwise requires, words importing the masculine gender shall include the feminine and the neutral, if appropriate, words importing the singular number shall include the plural number and vice versa, and words importing persons shall include partnerships, associations and corporations.

9.13	Incorporation. The MCC Settlement Trust Agreement and the Exhibits and Schedules attached hereto and identified in this Master Settlement Agreement are incorporated herein by reference and made a part hereof.

9.14	Governing Language. This Master Settlement Agreement has been negotiated and executed by the Parties in English. In the event any translation of this Master Settlement Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

* * * * *

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IN WITNESS WHEREOF, the Parties hereto have caused this Master Settlement Agreement to be duly executed on each of the dates set forth below by their authorized representatives as indicated below, but effective for all purposes as of the Effective Date.

MCC SETTLEMENT TRUST		MCC HOLDINGS, INC.
By:	Mark M. Gleason, as Active Trustee

/s/ Mark M. Gleason		/s/ Augustus I. duPont
Mark M. Gleason		By:	Augustus I. duPont
		Title:	Vice President
Date:	10-21-04	Date:	10-21-04

CLAIMANTS REPRESENTATIVE COMMITTEE		LAW FIRM REPRESENTATIVE

Firm:
MOTLEY RICE LLC		as Law Firm Representative for the Asbestos Claimants listed on Schedule 1 attached hereto

/s/ Joseph Rice
By:	Joseph Rice
Title:	Managing Member	By:
Date:	10-21-04	Title:
Date:

BARON & BUDD, P.C.

/s/ Russell W. Budd
By:	Russell W. Budd
Title:	President
Date:	10-21-04

PROVOST & UMPHREY LAW FIRM, L.L.P.

/s/ Bryan O. Blevins Jr.
By:	Bryan O. Blevins Jr.
Title:	Partner
Date:	10-21-04

KAZAN, MCCLAIN, ABRAMS, FERNANDEZ, LYONS & FARRISE, A PROFESSIONAL LAW CORPORATION

/s/ Steven Kazan
By:	Steven Kazan
Title:	Managing Partner
Date:	10-21-04

S-1

COONEY & CONWAY

/s/ John Cooney
By:	John Cooney
Title:	Partner
Date:	10-21-04

WEITZ & LUXENBERG, P.C.

/s/ Perry Weitz
By:	Perry Weitz
Title:
Date:	10-21-04

WATERS & KRAUS, LLP

/s/ Peter Kraus
By:	Peter Kraus
Title:	Managing Partner
Date:	10-21-04

SILBER PEARLMAN LLP

/s/ Steven T. Baron
By:	Steven T. Baron
Title:	Partner
Date:	10-21-04

BERGMAN & FROCKT

/s/ Matthew Bergman
By:	Matthew Bergman
Title:	President
Date:	10-21-04

CONNECTICUT VALLEY CLAIMS SERVICES COMPANY, INC.		WORLDWIDE INTEGRATED SERVICES COMPANY, INC.

/s/ John Dickhoff		/s/ P. David McKnight
By:	John Dickhoff	By:	P. David McKnight
Title:	President	Title:	Vice President
Date:	10-21-04	Date:	10-21-04

2

SCHEDULES AND EXHIBITS

Schedule 1	-	Asbestos Claimants and Disease Category

Exhibit A	-	Participating Claimant Claim Form

Exhibit B	-	Medical and Exposure Criteria

Exhibit C	-	MCC Settlement Trust Agreement

Exhibit D	-	Reorganization Term Sheet

Exhibit E	-	Form of Power of Attorney

Exhibit F	-	Qualification Notice Form

Exhibit G	-	Compensable Disease Matrix

Exhibit H	-	Subsidiaries of MCC

Exhibit I	-	Form of Release

Exhibit J	-	Form of Adoption Agreement

Exhibit K	-	MCC and Crane Corporate Subsidiaries and Affiliates

SCHEDULE 1

ASBESTOS CLAIMANTS AND DISEASE CATEGORY

[To be completed by each Law Firm Representative]

Asbestos Claimant	Disease Category

1-1

EXHIBIT A

PARTICIPATING CLAIMANT CLAIM FORM

*** PLEASE READ CAREFULLY. PLEASE COMPLETE THIS CLAIM FORM AND ATTACH ALL NECESSARY DOCUMENTATION IN ORDER TO HAVE YOUR CLAIM FULLY REVIEWED AND CONSIDERED FOR QUALIFICATION UNDER THE MASTER SETTLEMENT AGREEMENT AND THE MCC SETTLEMENT TRUST AGREEMENT.

Participating Claimant Claim Form

I,                                          (the “Claimant”), understand that the information provided in this Claim Form is provided to Connecticut Valley Claims Services Company or Worldwide Integrated Services Company, Inc., as the case may be (the “Claims Reviewer”), its agents and representatives to induce payment in settlement of my claim for damages against it and its predecessors, successors, divisions, subsidiaries, officers, agents and employees. The Claims Reviewer and its agents and representatives can fully rely on the accuracy of the representations made herein.

1. Claimant Information

Claimant Name:

Claimant Law Firm Representative:

Claimant Law Firm Representative Address & Email:

Social Security No.:

Spouse’s Name:

Date of Birth:

Date of Death (if applicable):

Decedent Estate - Legal Representative:

2. Claim Information

Has an asbestos-related lawsuit been filed on behalf of the injured person (i.e. the Claimant)?	Yes	No

If yes, court and jurisdiction of pending lawsuit:

Has been named as a defendant in such lawsuit?	Yes	No

Case Docket/ Number (as assigned by Court):

Date lawsuit was filed:

***	Please attach a copy of the Face Sheet of Complaint

3. Medical Information

Disease(s) Claimed:

Date of Diagnosis:

***	Claimant MUST attach a copy of claimant’s medical report to substantiate claim.

4. Asbestos Exposure/Principal Job Site Information*

Dates of Each Exposure	Specific Address and Worksite for Each Exposure	Claimant’s Employer & Employer’s Address at the Time of Each Exposure	Claimant’s Occupation/Trade and Job at the Time of Each Exposure & Specific Exposure	Occupationally Exposed Person (indicate self or family member, such as spouse, parent, child, etc.)

*	Attach additional paper if needed to completely fill out Section 4.

5. Claimants’ Representation

During the course of my career (or the career of the decedent), as referenced above, I (or the decedent ) worked with or around pumps, and/or valves, and/or boilers. In connection with this work I (or the decedent) was exposed to asbestos containing products including gaskets and/or packing, as well as asbestos containing thermal insulation products used to insulate these pieces of equipment.

Signature of Claimant or Legal Representative:

(Print name):

Date:

EXHIBIT B

MEDICAL AND EXPOSURE CRITERIA

A.	Medical Criteria

1. General Provisions.

For purposes of this Exhibit, the following terms shall have the meanings set forth below. Terms used in singular shall be deemed to include the plural, and vice versa.

a. “Board-certified Pathologist” shall mean a physician currently licensed to practice medicine in the District of Columbia or in one or more U.S. states or territories and who holds primary certification in anatomic pathology, or combined anatomic and clinical pathology, from the American Board of Pathology, and whose professional practice includes the field of pathology and involves regular evaluation of pathological materials obtained from surgical and post-mortem specimens.

b. “Board-certified Internist” shall mean a physician currently licensed to practice medicine in the District of Columbia or in one or more U.S. states or territories and who is currently certified by the American Board of Internal Medicine in internal medicine.

c. “Board-certified Pulmonary Specialist” shall mean a physician currently licensed to practice medicine in the District of Columbia or in one or more U.S. states or territories and who is currently certified by the American Board of Internal Medicine in the sub-specialty of pulmonary disease.

d. “Certified B-reader” shall mean an individual who has successfully completed the x-ray interpretation course sponsored by the National Institute of Occupational Safety and Health (NIOSH) and passed the NIOSH examination for certification as a B-reader and whose NIOSH certification is up to date at the time of his or her interpretation of the x-rays.

e. “Chest X-rays” shall mean chest radiographs taken in at least one view (Posterior-Anterior and Lateral) and graded quality 1, 2 or 3 for reading according to the criteria established by the ILO. The Claims Reviewer shall have the right to examine all Chest X-rays for which reports, including B-reader reports, are submitted to it.

f. “FEV” shall mean forced expiratory volume, with subscript indicating time interval in seconds.

g. “FVC” shall mean forced vital capacity measured with the subject exhaling as rapidly as possible; data relating volume, expiratory flow, and time form the basis for other pulmonary function tests, e.g., flow-volume curve, forced expiratory volume, forced expiratory time, forced expiratory flow.

h. “ILO Grade” shall mean the radiology ratings for the presence of pleural or parenchymal lung changes by chest x-ray as established from time to time by the International

Labour Office (ILO) and as set forth in “Guidelines for the Use of ILO International Classification of Radiographs of Pneumoconioses” (1980).

i. “TLC” shall mean total lung capacity measured as the volume of air contained in the lungs at the end of a maximal inspiration. It is the equivalent to each of the following sums: vital capacity plus residual volume; inspiratory capacity plus functional residual capacity; tidal volume plus inspiratory reserve volume plus functional residual capacity; tidal volume plus inpiratory reserve volume plus expiratory reserve volume plus residual volume.

2. Disease Definitions.

a. Mesothelioma. In order for an Asbestos Claimant to qualify for compensation under the Master Settlement Agreement as a Mesothelioma Asbestos Claim, the Asbestos Claimant must submit a report by a Board-certified Pathologist that the Asbestos Claimant has a diagnosis of a malignant mesothelioma. In addition, the documentation submitted must establish a 10-year latency period between the date of the first exposure of the Asbestos Claimant to asbestos and the date of diagnosis of mesothelioma.

A Death Certificate alone cannot serve as medical documentation supporting an Asbestos Claim for mesothelioma.

b. Lung Cancer. In order for an Asbestos Claimant to qualify for compensation under the Master Settlement Agreement as a Lung Cancer Asbestos Claim, the Asbestos Claimant must submit a report by a Board-certified Pathologist, internist, or pulmonologist, establishing that the Asbestos Claimant has a primary carcinoma of the lung and (i) a statement from a Board-certified pathologist, internist, pulmonologist, or physician otherwise qualified in the field of occupational medicine stating that asbestos exposure was at least a contributing cause of the disease or (ii) a chest x-ray reading of I/O or higher or the ILO scale. In addition, the documentation submitted must establish a 10-year latency period between the date of the first exposure of the Asbestos Claimant to asbestos and the date of diagnosis of carcinoma of the lung.

A Death Certificate alone cannot serve as medical documentation supporting an Asbestos Claim for lung cancer.

c. Other Cancer. In order for an Asbestos Claimant to qualify for compensation under the Master Settlement Agreement as an Other Cancer Asbestos Claim, the Asbestos Claimant must submit a report by a Board-certified Pathologist or internist establishing that the Asbestos Claimant has a primary colorectal, esophageal, laryngeal, pharyngeal, or gastric (including stomach) carcinoma AND a statement by a Board-certified pathologist, internist, pulmonologist, or physician otherwise qualified in the field of occupational medicine stating that asbestos exposure was at least a contributing cause of the disease. In addition, the documentation submitted must establish a 10-year latency period between the date of the first exposure of the Asbestos Claimant to asbestos and the date of diagnosis of the carcinoma.

No other asbestos-related cancer other than those specifically identified above shall be compensable as an Other Cancer under this Agreement.

A Death Certificate alone cannot serve as medical documentation supporting an Asbestos Claim for other cancers.

d. Severe Asbestosis. In order for an Asbestos Claimant to qualify for compensation under the Master Settlement Agreement as a Severe Asbestosis Asbestos Claim, the Plaintiff must submit a diagnosis of asbestosis with ILO of 2/1 or greater, or asbestosis determined by pathological evidence of asbestosis plus (a) TLC less than 65%, or (b) FVC less than 65% and FEV 1/FVC ratio greater than 65%. In the alternative, the Asbestos Claimant may produce such other competent medical evidence acceptable to the Claims Reviewer such as a diagnosis of a severe asbestosis condition by a Board-certified Pulmonologist or Internist, showing that the Asbestos Claimant’s severe asbestosis condition is caused in part by exposure to asbestos. In addition, the documentation submitted must establish a 10-year latency period between the date of the first exposure of the Asbestos Claimant to asbestos and the date of diagnosis of severe asbestosis.

A Death Certificate alone cannot serve as medical documentation supporting an Asbestos Claim for Severe Asbestosis.

e. Non-Malignant – Asbestosis. In order for an Asbestos Claimant to qualify for compensation under the Master Settlement Agreement as a Non-Malignant – Asbestosis Asbestos Claim, the Plaintiff must submit a report by a Certified B-reader showing that the Plaintiff has a (1) Chest X-ray reading of 1/0 or higher and/or (2) bilateral pleural plaques or bilateral pleural thickening on the ILO scale. Alternatively, the Asbestos Claimant may produce such other competent medical evidence acceptable to the Claims Reviewer such as a diagnosis of an asbestos-related condition by a Board-certified Pulmonologist or Internist, showing that the Asbestos Claimant’s non-malignant condition is caused in part by exposure to asbestos. In addition, the documentation submitted must establish a 10-year latency period between the date of the first exposure of the Asbestos Claimant to asbestos and the date of diagnosis of asbestosis.

A Death Certificate alone cannot serve as medical documentation supporting an Asbestos Claim for Non-Malignant Asbestosis.

3. No Admission of Physician’s Qualifications or Expertise. By agreeing to pay Asbestos Claims of Qualified Claimants based, in part, upon medical documentation of an Asbestos Claimant’s alleged asbestos-related disease, the MCC Entities do not admit there is a causal connection between such Asbestos Claimant’s alleged disease and such Asbestos Claimant’s alleged asbestos exposure. Furthermore, by agreeing to pay Asbestos Claims of Qualified Claimants based, in part, upon medical documentation of an alleged asbestos-related disease, the MCC Entities do not accept, agree with, or endorse the physician’s or medical technician’s opinions, conclusions, qualifications, expertise, or analytical processes.

B.	Exposure Criteria

In order for an Asbestos Claimant to qualify for compensation under this Master Settlement Agreement, the Asbestos Claimant must, to the best of such Asbestos Claimant’s ability, submit information pertaining to each of the following items for the principal job sites:

1.	Dates of each exposure;

2.	Specific address and worksite for each exposure;

3.	Asbestos Claimant’s employer and the employer’s address at the time of each exposure;

4.	Asbestos Claimant’s occupation/trade and job at the time of each exposure and specific exposure; and

5.	Occupationally exposed person (indicate self or family member, such as spouse, parent, child, etc.).

In addition, each Asbestos Claimant shall make the following representation:

During the course of my career (or career of the decedent), as referenced above, I (or the decedent) worked with or around pumps, and/or valves, and/or boilers. In connection with this work I (or the decedent) was exposed to asbestos containing products used to insulate these pieces of equipment.

C.	Timeliness Criteria

In order for the Asbestos Claimant to qualify for compensation under the Master Settlement Agreement, the Asbestos Claimant must submit information which shows that his or her lawsuit or Claim was filed in a timely manner in accordance with the applicable Statute of Limitations. This information shall be provided along with the executed Release as a condition for payment. Specifically, each Asbestos Claimant submitting an Asbestos Claim for consideration must provide the date on which he or she was first diagnosed with an asbestos-related disease and the date on which his or her asbestos-related personal injury lawsuit or claim was filed.

Any and all Claims which are revealed not to have been filed in a timely manner in accordance with the applicable Statute of Limitations shall not be compensated.

EXHIBIT C

MCC SETTLEMENT TRUST AGREEMENT

[Separately filed]

C-1

EXHIBIT D

REORGANIZATION TERM SHEET

TERM SHEET

THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES

OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN

ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE

SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE

MCC HOLDINGS, INC., A DELAWARE CORPORATION (F/K/A MARK CONTROLS CORPORATION)

TERM SHEET DATED AS OF OCTOBER 21, 2004 FOR A PROPOSED

CHAPTER 11 PLAN OF REORGANIZATION1

Overview

Term	Description

Overview…	This term sheet (the “Term Sheet”) describes certain principal terms of a proposed plan of reorganization (the “Plan”) of MCC Holdings, Inc., a Delaware corporation (“MCC” or the “Company”), and its subsidiaries (set forth below). Such terms and conditions described in this Term Sheet will form the basis for a final Plan in a Chapter 11 case (the “MCC Chapter 11 Case”). The agreed to principal terms of the Plan are set forth below.

Proposed Filing Entities…	MCC and its subsidiaries Xomox Corporation, Crane Nuclear, Inc., Crane Pumps & Systems, Inc., Crane Environmental, Inc., and Terminal Manufacturing, Inc. (collectively, the “Debtors”).

Proposed Caption…	In re MCC Holdings, Inc., et al., to be filed in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

Definitions…	“Asbestos Channeling Injunction” means that certain injunction issued to supplement the injunctive effect of the discharge typically given in asbestos-related Chapter 11 cases, the terms of which will be set forth in more detail in the Plan.

“Asbestos Claim” means a claim or demand of a person (or such person’s representative or estate) for or relating to death, bodily injury, sickness, disease, or other personal injuries to such person caused, or allegedly caused, directly or indirectly, by the presence of, or exposure to, asbestos and arising or allegedly arising, directly or indirectly, from acts or omissions of any of the Debtors or the MCC Entities, including without limitation contribution and indemnity claims (other than contribution or indemnity claims of insurers).

“Asbestos Claimant” means a person who has an Asbestos Claim.

“Asbestos Claimants Committee” means any official Asbestos Claimants Committee, if any, that the U.S. Trustee may appoint, pursuant to section 1102 of the Bankruptcy Code, in the MCC Chapter 11 Case.

[1]	Capitalized terms not defined herein shall have the meaning ascribed to them in the Master Settlement Agreement or MCC Settlement Trust Agreement.

Term	Description

“Asbestos Protected Party” means any of the following:

(a) the MCC Indemnified Parties and their current and former representatives;

(b) any Entity (as defined in section 101(15) of the Bankruptcy Code) that, pursuant to the Plan or otherwise after the Effective Date, makes a loan to the Debtors, the Reorganized Debtors, any of the Non-Debtor Subsidiaries or the MCC Entities, any of the MCC Indemnified Parties, the MCC Section 524(g) Trust, or to a successor to, or transferee of any of the respective assets of, the Debtors, the Reorganized Debtors, any of the Non-Debtor Subsidiaries or MCC Entities, any of the MCC Indemnified Parties, or the MCC Section 524(g) Trust (but only to the extent that liability is asserted to exist by reason of such Entity’s becoming such a lender or to the extent any pledge of assets made in connection with such a loan is sought to be upset or impaired);

(c) Settling Insurance Companies;

(d) the Committee Releasees.

“Avoidance and Other Actions” means any and all avoidance, recovery, subordination or other actions or remedies that may be brought on behalf of the Debtors or their Estates under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions or remedies under sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552 and 553 of the Bankruptcy Code, including, if applicable, any Claims and causes of action in the nature of fraudulent transfer, successor liability, corporate veil piercing, or alter ego-type Claims that arise as a consequence of transactions, events, or circumstances involving or affecting the Debtors (or any of their predecessors) or any of their respective businesses or operations.

“Committee Releasees” means: (a) each past, present, and future member of the Asbestos Claimants Committee (if appointed); (b) each past, present and future member of the Trust Advisory Committee; (c) each Entity, whether past, present or future, who may be appointed as the Future Claimants Representative; (d) each Entity, whether past, present or future, who may be appointed as the Claimants Representative; (e) each Entity, whether past, present or future, who may be appointed as a member of the Claimant Representatives Committee; (f) each past, present and future member of the Unsecured Creditors Committee (if appointed) and (g) all of the respective past, present and future representatives of each of the foregoing Entities.

“Crane” means Crane Co., a Delaware corporation.

“Crane Plan Note” means that certain note to be issued on the Effective Date by Crane to the MCC Section 524(g) Trust pursuant to the terms of the Plan, which Crane Plan Note shall have a face amount of $150 million payable over twenty years in equal semi-annual payments plus interest at 6% per annum, which Crane Plan Note shall be secured up to $50 million by the MCC Stock Security Pledge.

“Crane Stock Contribution” means the number of shares of Crane common stock that, on the Effective Date, Crane shall contribute to Reorganized MCC; provided, however, that (i) the Crane Stock Contribution shall have a fair market value of $70 million based on the average closing price of Crane common stock reported on the New York Stock Exchange Composite Tape for the ten trading days ending on the third trading day prior to the Effective Date; and (ii) the Crane Stock Contribution shall consist of publicly tradable securities, subject to

Term	Description

mutually agreed to terms of the Plan and agreements incorporated into the Plan, as well as applicable law.

“Effective Date” means the effective date of the Plan.

“Future Claimants Representative” means David Austern, solely in his capacity as such.

“Master Settlement Agreement” means a certain Master Settlement Agreement by and among MCC, the Claimants Representative Committee and certain individuals holding Asbestos Claims and certain third parties.

“Master Settlement Trust Agreement” means that agreement governing the creation of the MCC Settlement Trust in substantially the form attached to the Master Settlement Agreement as Exhibit C.

“MCC Cash Contribution” means the contribution on the Effective Date of $10 million in cash to the MCC Section 524(g) Trust.

“MCC Entities” means the Debtor-affiliated Entities identified on Exhibit A attached to this Term Sheet and such additional Entities, if any, upon which the Debtors, Crane, the Future Claimants Representative and the Claimants Representative Committee shall agree.

“MCC Indemnified Parties” mean (a) the Debtors; (b) each Reorganized Debtor; (c) Crane; (d) each other MCC Entity; (e) each Non-Debtor Subsidiary; (f) all predecessors-in-interest and successors-in-interest to each of the foregoing Entities; (g) all of the respective future affiliates, subsidiaries and representatives of, and successors-in-interests to, each of the foregoing Entities.

“MCC Section 524(g) Trust” means that certain trust established in accordance with the Plan, the MCC Section 524(g) Trust Agreement, the Trust Distribution Procedures, and any order confirming the Plan, which shall be established and administered so as to ensure that it satisfies all the requirements for it to be treated as a “Qualified Settlement Fund” as defined in section 468B of the Internal Revenue Code.

“MCC Section 524(g) Trust Advisory Committee” or “TAC,” as the case may be, means the MCC Section 524(g) Trust Advisory Committee established pursuant to the terms hereof and the MCC Section 524(g) Trust Agreement.

“MCC Section 524(g) Trust Agreement” means that certain agreement by and among the Debtors, the Future Claimants Representative, the TAC, and the trustees of the MCC Section 524(g) Trust governing the creation of the MCC Section 524(g) Trust, as it may be amended, supplemented, or modified from time to time.

“MCC Stock Security Pledge” means Crane’s pledge of Crane’s equity interest in Reorganized MCC to secure the Crane Plan Note; provided, however, that the amount secured by the MCC Stock Security Pledge shall not exceed $50 million and provided further that upon the occurrence of an event of default under the Crane Plan Note, such pledged equity interests shall automatically represent 51% of the voting interests in Reorganized MCC.

“Non-Debtor Subsidiaries” means, collectively, all subsidiaries of the Debtors that are not Debtors, including, but not limited to, Flow Technology, Inc., and Xomox Sanmar, Ltd., an Indian corporate entity.

“Releasing Parties” means the MCC Section 524(g) Trust, the MCC Indemnified Parties, the Committee Releasees and holders of Claims who voted to accept the Plan.

“Reorganized Debtors” means, collectively, the Debtors, on and after the Effective Date.

“Reorganized MCC” means MCC on or after the Effective Date.

“Settling Insurance Companies” means insurance companies that potentially provide coverage

Term	Description

for Asbestos Claims and that, after the date of this Term Sheet and prior to a date set forth in the Plan, enter into settlement agreements with one or more MCC Entities with respect to such coverage that are sufficiently comprehensive to warrant protection under Section 524(g) of the Bankruptcy Code.

“Stub Claim” means the amount of an Asbestos Claim settled pursuant to the Master Settlement Agreement that remains unpaid or unsatisfied pursuant to the Master Settlement Agreement.

“Trust Distribution Procedures” means the trust distribution procedures for the MCC Section 524(g) Trust approved by the Future Claimants Representative.

“Unsecured Creditors Committee” means the official committee of unsecured creditors, if any, appointed in the
MCC Chapter 11 Case by the U.S. Trustee pursuant to section 1102 of the Bankruptcy Code.

Overview of Proposed Economic Terms Related to Asbestos Claims…

The MCC Section 524(g) Trust shall receive, and MCC or Crane, as applicable, shall contribute to the MCC Section 524(g) Trust, in satisfaction of Asbestos Claims, the “MCC Section 524(g) Trust Assets,” which are:

(a) The Crane Stock Contribution;

(b) The Crane Plan Note;

(c) The MCC Cash Contribution; and

(d) All assets required to be transferred to the MCC Section 524(g) Trust by the MCC Settlement Trust.

On the Effective Date, Crane Co. shall:

(a) Contribute the Crane Plan Note to the MCC Section 524(g) Trust;

(b) Contribute the Crane Stock Contribution to MCC;

(c) Execute and deliver the MCC Stock Security Pledge to the MCC Section 524(g) Trust; and

(d) Receive 100% of the common stock of Reorganized MCC.

None of the foregoing contributions to the MCC Section 524(g) Trust shall be deemed to constitute an assignment or conveyance of any rights or obligations with respect to any insurance coverage provided to any MCC Entity.

Treatment of Asbestos Claims

Term	Description
Overview…	Pursuant to the terms of the Plan, the only impaired Claims are the Asbestos Claims.

Treatment…

All allowed Asbestos Claims shall be determined and paid pursuant to the terms, provisions, and procedures of the MCC Section 524(g) Trust Agreement and the Trust Distribution Procedures. Terms applicable to allowed Asbestos Claims will include, among other things, the following:

Pursuant to the Trust Distribution Procedures, Asbestos Claims involving Severe Asbestosis or malignancies shall be paid the following amounts: (a) Mesothelioma ($65,000), (b) Lung Cancer 1 (as defined in the Trust Distribution Procedures) and Severe Asbestosis ($16,000), and (c) Other Cancer (as defined in the Trust Distribution Procedures) ($2,300). Asbestos Claimants that do not hold claims involving Severe Asbestosis or malignancies (“Other Asbestos Claimants”) shall not have distribution rights from the MCC Section 524(g) Trust. Such Other Asbestos Claimants, however, shall have the right to register with the MCC Section 524(g) Trust and the statute of limitations applicable to that particular registering claim shall be tolled so that, to the extent such Other Asbestos Claimants develop Mesothelioma, Lung Cancer, Severe Asbestosis, and/or Other Cancer, such claimants will be entitled to submit a claim and, if such claim is allowed by the MCC Section 524(g) Trust, such claimant may receive distributions from the MCC Section 524(g) Trust in accordance with the Plan, the MCC Section 524(g) Trust Agreement and the Trust Distribution Procedures. The foregoing documents will include procedures consistent with national norms governing the presentment, processing and approval of such claims.

Asbestos Claimants that do not hold mesothelioma claims (“Non-Mesothelioma Asbestos Claimants”), however, shall have the right to register with the MCC Section 524(g) Trust and the statue of limitations applicable to that particular registering claim shall be tolled so that, to the extent such Non-Mesothelioma Asbestos Claimants develop one or more higher disease categories, such Claimants will be entitled, in accordance with the Plan, the MCC Section 524(g) Trust Agreement and the Trust Distribution Procedures, to submit one or more claims and, if any such claim is allowed by the MCC Section 524(g) Trust, such Claimants may receive additional distributions from the MCC Section 524(g) Trust.

Asbestos Channeling Injunction…

The Asbestos Channeling Injunction shall:

(a) Channel all current and future Asbestos Claims to the MCC Section 524(g) Trust;

(b) Enjoin assertion of Asbestos Claims against the Debtors, Reorganized Debtors or Asbestos Protected Parties;

(c) Enjoin assertion of insurer contribution and indemnification claims against the Debtors, the Reorganized Debtors, the Asbestos Protected Parties, and the MCC Section 524(g) Trust; and

(d) Not prevent Asbestos Claimants from asserting workers’ compensation claims.

Release Provisions

Release	Provision
Compromise and Settlement…	Customary compromise and settlement provisions between (i) the Debtor and Crane; (ii) the Debtor and the MCC Entities; (iii) Crane and the other MCC Entities; (iv) the Debtor and the Releasing Parties; (v) Crane and third parties; (vi) the MCC Entities and the Releasing Parties; and (vii) each Releasing Party and each other Releasing Party (in each foregoing case to the extent set forth in the third party release).

Debtor Release…	Customary debtor release in which each of the Debtors shall provide a full discharge and release to each Releasing Party and each of their respective representatives, and entry of an order confirming the Plan shall constitute a Rule 9019 approval of the Debtor Release.

Third Party Release…	Customary consensual third party release in which, to the full extent provided by law, the Releasing Parties each shall release each of the MCC Entities, each Releasing Party and each of their respective affiliates and representatives, and entry of an order confirming the Plan shall constitute a Rule 9019 approval of the Third Party Release.

MCC Section 524(g) Trust Release…	Except as otherwise expressly provided in the Plan, the MCC Section 524(g) Trust releases each of the Asbestos Protected Parties and their respective property, to the fullest extent permitted by applicable law, from any and all claims, causes of action, Avoidance and other Actions other than the obligations of the Asbestos Protected Parties under the Plan and related documents.

Limitation on Assumption of Liability Under the Plan…	Except as otherwise expressly provided in the Plan, the Debtors, the Reorganized Debtors, the MCC Entities, the MCC Section 524(g) Trust and the other Asbestos Protected Parties will not assume, agree to perform, pay, or indemnify creditors for any liabilities or obligations of the Debtors or the other MCC Entities.

Limited Indemnification by the Reorganized Debtors…	The Reorganized Debtors shall protect, indemnify and hold harmless each of the Asbestos Protected Parties from and against any and all liabilities relating, whether directly or indirectly, to Asbestos Claims, with a specific exclusion for workers’ compensation claims.

Limited Indemnification by the MCC Section 524(g) Trust…	The MCC Section 524(g) Trust shall protect, indemnify and hold harmless each of the Asbestos Protected Parties (other than the Settling Insurance Companies) from and against any and all Asbestos Claims, with a specific exclusion for workers’ compensation claims. In addition, if an MCC Entity is obligated to defend (and does defend) a Settling Insurance Company against a cause of action on the basis of the Asbestos Channeling Injunction and such MCC Entity is successful in such defense (that is, the Asbestos Channeling Injunction effectively enjoined such cause of action against such Settling Insurance Company), then the MCC Section 524(g) Trust shall indemnify such MCC Entity for the reasonable costs of such defense.

Injunction…	Customary permanent injunction, except for specific carve-outs provided in the Plan, wherein all Entities are permanently enjoined from commencing or continuing in any manner, any suit, action or other proceeding, on account of or respecting any Claim, demand, liability, obligation, debt, right, cause of action, interest or remedy released or to be released pursuant to the Plan or an order confirming the Plan.

Discharge of the Debtors…	Customary discharge of all Debtors.

Release	Provision
Subordination of Stub Claims

Payment by the MCC Section 524(g) Trust of the Stub Claims is subordinated to payment of future Asbestos Claims, such that the Stub Claims will receive no payment from the MCC Section 524(g) Trust until the payment percentage set by the trustees of the MCC Section 524(g) Trust (the “Payment Percentage”) exceeds 75% (or, in the case of current claimants who received more than 75% and more than the current Payment Percentage of the value of their claim from the MCC Settlement Trust, until the Payment Percentage exceeds the percentage of the value of their claim actually received by such current claimant from the MCC Settlement Trust) (in either case, the “Threshold Percentage”). Payments made in respect of Stub Claims shall be in an amount equal to the value of the related Asbestos Claim (as determined by the MCC Settlement Trust) multiplied by the amount by which the Payment Percentage exceeds the applicable Threshold Percentage.[2]

Notwithstanding the foregoing, the holder of a Stub Claim may elect to requalify such holder’s entire Asbestos Claim under the Trust Distribution Procedures in which case such holder shall no longer be treated as the holder of a Stub Claim but as the holder of an unliquidated Asbestos Claim. If such holder requalifies its Asbestos Claim under the Trust Distribution Procedures and such claim is allowed, such holder shall be entitled to receive from the MCC Section 524(g) Trust an amount equal to the liquidated value of such claim (as determined by the MCC Section 524(g) Trust) multiplied by the Payment Percentage less the aggregate amount such claimant actually received from the MCC Settlement Trust.

[2]	By way of example, if a current claimant has a $65,000 claim, and has been paid 60% of his/her claim ($39,000), the claimant has a Stub Claim of $26,000 (i.e., 40%). Such Stub Claim will begin to share pro-rata with other claims against the MCC Section 524(g) Trust at such time and to the extent that the Payment Percentage first exceeds 75% (thus, if the Payment Percentage is 80%, then the claimant shall be entitled to recover 5% of the amount of such claim, i.e., $3,250). However, if that current claimant has been paid $55,250 of such claim (i.e., 85%), such current claimant has a Stub Claim of $9,750 and shall not begin to share pro-rata with other claims against the MCC Section 524(g) Trust until the Payment Percentage exceeds 85% (thus, if the Payment Percentage equals 90%, then the claimant shall be entitled to recover 5% of such claim, i.e., $3,250).

Exhibit A to Term Sheet

ALOYCO VALVE CO.
AZONIX CORPORATION
BARKSDALE, INC.
BARNES PUMPS, INC.
BURKS PUMPS
CHAPMAN CORP.(VALVES FITTINGS MFG)
CHAPMAN VALVE CO.
CHEMPUMP CORP.
COCHRANE INC.
CORVA CORPORATION
CRANE & ORDWAY
CRANE AEROSPACE, INC.
CRANE CO.
CRANE CO. FACILITY - MIDDLETOWN, PA (PART OF NATIONAL U.S.)
CRANE CO. VALVE DIVISION
CRANE CO./HYDROAIRE DIVISION
CRANE CO./LEAR ROMEC DIVISION
CRANE DEMING PUMPS
CRANE ENVIRONMENTAL INC.
CRANE INTERNATIONAL HOLDINGS, INC.
CRANE NUCLEAR, INC.
CRANE OF MINNESOTA
CRANE OVERSEAS LLC
CRANE PLUMBING & HEATING
CRANE PUMPS & SYSTEMS INC.
BURKS PUMPS
DEMING PUMPS
PROSSER PUMPS
WEINMAN PUMPS
BARNES PUMPS
PROCESS SYSTEMS PUMPS
CROWN PUMPS
CRANE RESISTOFLEX
CRANE STOCKHAM VALVES & FITTINGS
CRANE SUPPLY
CRANE SUPPLY COMPANY
CRANE VALVE GROUP
REVO VALVES
MATRYX VALVES
TUFLINE VALVES
ALOYCO VALVES
STOCKHAM VALVES
JENKINS VALVES
SAUNDERS VALVES

FLOWSEAL VALVES
CENTER LINE VALVES
PACIFIC VALVES
WEDGEPLUG VALVES
DUO-CHEK VALVES
MARLIN VALVES
UNI-CHECK VALVES
NOZ-CHECK VALVES
COMPAC-NOZ VALVES
CRANE VALVE SERVICES
CYCLOTHERM BOILER CO.
CYCLOTHERM CORP.
CYCLOTHERM DIVISION OF U.S. NATIONAL RADIATOR
DIV. OF CRANE CO. HEATING/AC BUSINESS (PART OF THATCHER)
DYNALCO CONTROLS CORPORATION
ELDEC CORPORATION
EMPIRE FOUNDRY
FLOW TECHNOLOGY, INC.
GENERAL TECHNOLOGY CORPORATION
GROTH VALVE REPAIR
HYDRO AIR
HYDRO-AIRE, INC.
INTERPOINT CORPORATION
JENKINS BROS. VALVE CO.
KEMLITE COMPANY, INC.
LASCO COMPOSITES, LP
LASCO MATERIAL, INC.
LASCO PANELS, INC.
MARK CONTROLS CORP.
MARK CONTROLS CORPORATION
MIDWEST INVESTMENT
MIDWEST PIPING & SUPPLY CO.
NATIONAL BOILER
NATIONAL U.S. RADIATOR
PACIFIC STEEL BOILER CO.
PACIFIC VALVES
POWERS PROCESS CONTROLS
POWERS REGULATOR
PROCESS SYSTEMS, INC.
RESISTOFLEX
SEQUENTIA, INC.
SIGNAL TECHNOLOGY CORPORATION
STREAMWARE CORPORATION
SWARTWOUT CO.
SWARTWOUT DIVISION OF CRANE CO.
TERMINAL MANUFACTURING COMPANY

THATCHER BOILER (FURNACE CO.)
VALVE SYSTEMS & CONTROLS
VENTECH CONTROLS, INC.
WEINMAN PUMP MFG. CO.
XOMOX CORPORATION

EXHIBIT E

FORM OF POWER OF ATTORNEY

UNITED STATES BANKRUPTCY COURT

DISTRICT OF DELAWARE

In re: MCC HOLDINGS, INC. et al., Debtors.	) ) ) ) ) )

GENERAL POWER OF ATTORNEY

To:	(Local Counsel to insert name and address).

The undersigned claimant hereby authorizes you, or any one of you, as attorney in fact for the undersigned and with full power of substitution to vote on any questions that may be lawfully submitted to creditors of MCC Holdings, Inc., and the other debtors in these proceedings1 (hereafter, collectively, the “Debtor”), in any bankruptcy case filed under the Bankruptcy Code on behalf of the Debtor; to vote, after review of the appropriate disclosure statements, for any MCC Plan of Reorganization of the Debtor; and, in general, to perform any act not constituting the practice of law for the undersigned in all matters arising in this case.

Dated:	Signed:

By:
As Asbestos Claimant
Address:

SS#:

This Power of Attorney must be either (a) notarized or (b) executed under penalty of perjury.

SWORN to before me this                      day of             , 2004.

NOTARY PUBLIC

MY COMMISSION EXPIRES:

[1]	Debtors include (i) MCC Holdings, Inc., (ii) Crane Environmental, Inc., (iii) Crane Nuclear, Inc., (iv) Crane Pumps & Systems, Inc., (v) Terminal Manufacturing Co., and (vi) Xomox Corporation

E-1

EXHIBIT F

QUALIFICATION NOTICE FORM

                    , 200

MCC Settlement Trust

c/o

Attn:

Re:	MCC Settlement Trust

Dear                     :

We write pursuant to Article V of the Master Settlement Agreement dated October 21, 2004 by and among MCC Holdings, Inc., Connecticut Valley Claims Services Company, Inc., Worldwide Integrated Services Company, Inc., the Claimants Representative Committee, the MCC Settlement Trust and each Asbestos Claimant listed on Exhibit A to the Master Settlement Agreement, solely in our capacity as the [Secondary] Claims Reviewer hereunder, to place you on notice of the following (marked as applicable):

☐	The Participating Claimants identified on Schedule A hereto have been qualified as Qualified Claimants pursuant to the Master Settlement Agreement. As to each Qualified Claimant so identified, the Settlement Amount attributable to each such Qualified Claimant and each payment date is also set forth on Schedule A hereto.

☐	The Participating Claimants identified on Schedule B hereto have been determined not to be qualified as Qualified Claimants pursuant to the Master Settlement Agreement. As to each Participating Claimant so identified, the reasons for the rejection of such claim is also set forth on Schedule B.

Please feel free to contact us with any questions you may have concerning the matters addressed herein.

[SECONDARY] CLAIMS REVIEWER

Name:
Title:	]

F-1

EXHIBIT G

COMPENSABLE DISEASE MATRIX

Mesothelioma	—	$65,000
Lung Cancer	—	$16,000
Severe Asbestosis and Other Cancer	—	$2,300
Non-Malignant Asbestosis	—	$1,000

G-1

EXHIBIT H

SUBSIDIARIES OF MCC

1.	Crane Environmental, Inc.

2.	Crane Nuclear, Inc.

3.	Crane Pumps & Systems, Inc.

4.	Terminal Manufacturing Co.

5.	Xomox Corporation

H-1

EXHIBIT I

FORM OF RELEASE

MCC SETTLEMENT TRUST RELEASE

INJURED PARTY NAME:

CLAIM NUMBER:

LAW FIRM REPRESENTATIVE, if any:

SCHEDULED VALUE:

In consideration of the agreement of the MCC Settlement Trust3 to pay my Asbestos Claim pursuant to the provisions of the Master Settlement Documentation, I release, waive and discharge, all Asbestos Claims (except as limited below), and all spousal Claims for loss of services or consortium arising out of my inhalation of asbestos fibers, against the MCC Entities and the MCC Settlement Trust and agree to indemnify and hold harmless the MCC Entities and the MCC Settlement Trust for any such Asbestos Claims made by others arising from my Asbestos Claim against the MCC Settlement Trust. I understand that, pursuant to the Master Settlement Documentation, I may receive the payment in installments; the total payment I will receive from the MCC Settlement Trust is uncertain; and the payments and payment terms are subject to the availability of MCC Settlement Trust funding.

I intend this Release to be effective not only on behalf of myself but also my spouse, heirs, representatives, successors, and assigns. I further agree that this Release extends to all Asbestos Claims; provided, however, (i) that if MCC eventually files, or has filed against it, a bankruptcy case under the Bankruptcy Code (whether or not a Nonconsensual Case) that I am entitled to pursue a Asbestos Claim against the bankruptcy estate of MCC; (ii) that if I have become a Qualified Claimant under the Master Settlement Documentation prior to the petition date of such case, then I agree that I will not bring (a) an Asbestos Claim against the bankruptcy estate in excess of my applicable Remainder, or (b) an Asbestos Claim for any unreceived Settlement Amount in excess of the Remainder, in each case, against MCC or any other MCC Entity and will instead bring such Asbestos Claim solely against the MCC Settlement Trust; (iii) that this Release does not apply to my right, if any, to register with and receive distributions from the 524(g) Trust in accordance with the MCC Plan or Reorganization, the MCC Section 524(g) Trust Agreement and the Trust Distribution Procedures (as such terms are defined in Exhibit D to the Master Settlement Agreement); and (iv) that this Release does not release Asbestos Claims

[3]	Any capitalized but undefined term used herein shall have the meaning ascribed to such term in the Master Settlement Agreement.

allegedly suffered by my spouse, heirs, representatives, successors, or assigns, or children because of their personal exposure to asbestos.

I hereby designate counsel named above to receive on my behalf and in payment of my Claim(s), any and all settlement payments which I may be entitled to receive, subject to what rights I may have in such settlement payments pursuant to my arrangements with counsel.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Dated:
Signature of injured party or personal representative of injured party/deceased

Subscribed and sworn to before me this

day of , 20 .
Notary Public

Or, signatures of two persons unrelated to the claimant/personal representative by blood or marriage who witnessed the signing of this Release.

EXHIBIT J

FORM OF ADOPTION AGREEMENT

MCC Holdings, Inc. (f/k/a Mark Controls Corporation), a Delaware corporation (“MCC”), Connecticut Valley Claims Services Company, Inc., a Delaware corporation (the “Claims Reviewer”) and Worldwide Integrated Services Company, Inc., a Delaware corporation (the “Secondary Claims Reviewer”), hereby agree, and as of [            , 2004], the individuals identified on Exhibit 1 attached hereto (the “Adoption Claimants”), by and through such Adoption Claimants’ Law Firm Representative, hereby join and adopt in its entirety, the Master Settlement Agreement (the “Master Settlement Agreement”) by and among MCC and its subsidiaries party thereto, the Claims Reviewer, the Secondary Claims Reviewer, the MCC Settlement Trust, a Delaware statutory trust, the Claimants Representative Committee and various Asbestos Claimants through their respective Law Firm Representative executed on October 21, 2004 as follows:

1.	Defined Terms. All capitalized terms not otherwise defined in this Adoption Agreement shall have the meanings ascribed in Article I of the Master Settlement Agreement.

2.	Single Master Settlement Agreement. The parties to this Adoption Agreement acknowledge and agree that by executing this Adoption Agreement they are joining as parties to a single Master Settlement Agreement as provided in Section 3.4 therein. The Master Settlement Agreement has an Effective Date of October 21, 2004 with respect to all parties thereto and hereto, but for purposes of determining whether the Adoption Claimants hereunder have met the Participation Deadline, the date on which this Adoption Agreement is executed, delivered and accepted by MCC, the Claims Reviewer and the Secondary Claims Reviewer shall be controlling.

3.	Adoption Claimants are Participating Claimants. Each Adoption Claimant hereunder shall be a Participating Claimant under the Master Settlement Agreement and all terms, conditions, rights and obligations of the Master Settlement Agreement shall apply to each such Adoption Claimant, except as otherwise provided herein.

4.	Law Firm Representatives. Each Law Firm Representative who executes this Adoption Agreement agrees to all terms and obligations applicable to a Law Firm Representative in the Master Settlement Agreement.

5.	Exhibit 1. Exhibit 1 attached hereto shall constitute Schedule 1 under the Master Settlement Agreement for purposes of all Adoption Claimants hereunder; provided, however, if the undersigned shall have previously executed and delivered a Master Settlement Agreement and/or Adoption Agreement, Exhibit 1 attached hereto shall hereby supplement Schedule 1 under the Master Settlement Agreement for purposes of all Adoption Claimants hereunder.

6.	Right to Decline. Nothing contained herein is intended to limit the rights of any individual Adoption Claimant to decline to liquidate and settle his/her claim in accordance with the Master Settlement Agreement as provided therein.

7.	Notice. The notice address for the Adoption Claimants under the Master Settlement Agreement and the MCC Settlement Trust Agreement shall be in care of the Law Firm Representative, as indicated under the Law Firm Representative’s signature block.

*    *    *    *

(remainder of page intentionally blank)

IN WITNESS WHEREOF, the parties hereto have caused this Adoption Agreement to be duly executed as of each of the dates set forth below by their authorized representatives as indicated below.

LAW FIRM REPRESENTATIVE

Firm:

By:
Name:
Title:
Date:

Address for purposes of Notice:

Facsimile: ( )
Telephone: ( )

MCC HOLDINGS, INC.

By:
Name:
Title:
Date:

CONNECTICUT VALLEY CLAIMS SERVICES COMPANY, INC.

By:
Name:
Title:
Date:

WORLDWIDE INTEGRATED SERVICES COMPANY, INC.

By:
Name:
Title:
Date:

EXHIBIT 1

ADOPTION CLAIMANTS AND DISEASE CRITERIA

Adoption Claimant	Disease Category

EXHIBIT K

MCC AND CRANE CORPORATE SUBSIDIARIES AND AFFILIATES

ALOYCO VALVE CO.
AZONIX CORPORATION
BARKSDALE, INC.
BARNES PUMPS, INC.
BURKS PUMPS
CHAPMAN CORP.(VALVES FITTINGS MFG)
CHAPMAN VALVE CO.
CHEMPUMP CORP.
COCHRANE INC.
CORVA CORPORATION
CRANE & ORDWAY
CRANE AEROSPACE, INC.
CRANE CO.
CRANE CO. FACILITY - MIDDLETOWN, PA (PART OF NATIONAL U.S.)
CRANE CO. VALVE DIVISION
CRANE CO./HYDROAIRE DIVISION
CRANE CO./LEAR ROMEC DIVISION
CRANE DEMING PUMPS
CRANE ENVIRONMENTAL INC.
CRANE INTERNATIONAL HOLDINGS, INC.
CRANE NUCLEAR, INC.
CRANE OF MINNESOTA
CRANE OVERSEAS LLC
CRANE PLUMBING & HEATING
CRANE PUMPS & SYSTEMS INC.
BURKS PUMPS
DEMING PUMPS
PROSSER PUMPS
WEINMAN PUMPS
BARNES PUMPS
PROCESS SYSTEMS PUMPS
CROWN PUMPS
CRANE RESISTOFLEX
CRANE STOCKHAM VALVES & FITTINGS
CRANE SUPPLY
CRANE SUPPLY COMPANY
CRANE VALVE GROUP
REVO VALVES
MATRYX VALVES
TUFLINE VALVES
ALOYCO VALVES
STOCKHAM VALVES
JENKINS VALVES
SAUNDERS VALVES

K-1

FLOWSEAL VALVES
CENTER LINE VALVES
PACIFIC VALVES
WEDGEPLUG VALVES
DUO-CHEK VALVES
MARLIN VALVES
UNI-CHECK VALVES
NOZ-CHECK VALVES
COMPAC-NOZ VALVES
CRANE VALVE SERVICES
CYCLOTHERM BOILER CO.
CYCLOTHERM CORP.
CYCLOTHERM DIVISION OF U.S. NATIONAL RADIATOR
DIV. OF CRANE CO. HEATING/AC BUSINESS (PART OF THATCHER)
DYNALCO CONTROLS CORPORATION
ELDEC CORPORATION
EMPIRE FOUNDRY
FLOW TECHNOLOGY, INC.
GENERAL TECHNOLOGY CORPORATION
GROTH VALVE REPAIR
HYDRO AIR
HYDRO-AIRE, INC.
INTERPOINT CORPORATION
JENKINS BROS. VALVE CO.
KEMLITE COMPANY, INC.
LASCO COMPOSITES, LP
LASCO MATERIAL, INC.
LASCO PANELS, INC.
MARK CONTROLS CORP.
MARK CONTROLS CORPORATION
MIDWEST INVESTMENT
MIDWEST PIPING & SUPPLY CO.
NATIONAL BOILER
NATIONAL U.S. RADIATOR
PACIFIC STEEL BOILER CO.
PACIFIC VALVES
POWERS PROCESS CONTROLS
POWERS REGULATOR
PROCESS SYSTEMS, INC.
RESISTOFLEX
SEQUENTIA, INC.
SIGNAL TECHNOLOGY CORPORATION
STREAMWARE CORPORATION
SWARTWOUT CO.
SWARTWOUT DIVISION OF CRANE CO.
TERMINAL MANUFACTURING COMPANY

K-2

THATCHER BOILER (FURNACE CO.)
VALVE SYSTEMS & CONTROLS
VENTECH CONTROLS, INC.
WEINMAN PUMP MFG. CO.
XOMOX CORPORATION

K-3